As filed with the Securities and Exchange Commission on June 9, 2004

Registration No. 333-111885

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

AMENDMENT NO. 5 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bond Trust Products
LLC (Exact name of registrant as specified in its charter)

Delaware	6189	35-2215554
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

Bond Trust Products LLC
Capitol Office Center
3422 Old Capitol Trail #188
Wilmington, DE 19808-6192
(302) 994-5370
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph J. Novak, Esq.
Bond Trust Products LLC
Capitol Office Center
3422 Old Capitol Trail #188
Wilmington, DE 19808-6192
(302) 994-5370
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anna T. Pinedo, Esq.
Allen L. Weingarten, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104-0050
(212) 468-8179

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus dated June 9, 2004

PROSPECTUS

$500,000,000
Bond Trust Products LLC

Depositor

Pass-Through Trust Certificates

     Bond Trust Products LLC, as depositor, will form one or more separate Delaware business trusts from time to time. These trusts will offer trust certificates for sale to the public. This prospectus sets forth a general description of the trust certificates that these trusts may offer. We will file a prospectus supplement with respect to each trust that we form, which will set forth the aggregate principal amount and the specific terms of the trust certificates to be issued by that trust. Each trust will be formed pursuant to a trust agreement with a trustee, a Delaware trustee and an administrative agent, who will be named in the accompanying prospectus supplement.

     The assets of each trust will be diversified so that initially less than 10% of the assets of a trust will be comprised of underlying debt securities of a single issuer. However, due to redemption or removal, or the maturity of, underlying debt securities held by a trust, the concentration of assets of a trust may change following the issue date and it is possible that over time 10% or more of the assets of a trust will be comprised of underlying debt securities of a single issuer.

     The trust certificates will be offered from time to time by one or more selling agents, as specified in the accompanying prospectus supplement. The names of each selling agent involved in the sale of the trust certificates, as well as any discount or commission payable to each selling agent, also will be specified in the accompanying prospectus supplement. In addition, the accompanying prospectus supplement will disclose the initial public offering price, if any, of the trust certificates that we describe in the prospectus supplement and the net proceeds payable to the trust issuing the trust certificates.

     This prospectus may be used to offer and sell trust certificates only if accompanied by a prospectus supplement that sets forth the aggregate principal balance and specific terms of the trust certificates.

     You should review the information in the section entitled “Risk Factors” beginning on page __ of this prospectus, as well as any risk factors contained in the accompanying prospectus supplement, prior to making a decision to invest in the trust certificates.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(Continued on next page)

The date of this prospectus is __________________ ____, 2004.

(Continued from cover page)

     The trust certificates:

•	will represent undivided beneficial interests in the assets of that trust. As specified in the accompanying prospectus supplement, the assets of each trust will consist of:

-	the senior or subordinated debt securities of issuers of InterNotes®, which may include statutory or common law trusts, all of which file periodic reports under the Securities Exchange Act of 1934;

-	the senior or subordinated debt securities issued, or fully and unconditionally guaranteed, by other entities that also file those periodic reports;

-

the senior or subordinated debt securities of banks and government-sponsored entities, who make publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States, each of whom may be issuers of InterNotes;

-	any payments on any of those securities; and

-	cash and temporary “eligible investments.”

•	will entitle each holder to receive a pro rata share (after payment of any required trust expenses and reserves for future expenses) of:

-	interest payments received by the trustee with respect to the underlying debt securities and other trust assets;

-

principal, premium, if any, and interest payments received by the trustee with respect to the underlying debt securities on their stated maturity date or any earlier redemption date, as the case may be; and

-

the underlying debt securities if the trustee removes those underlying debt securities from the trust under the circumstances that we describe in this prospectus or the accompanying prospectus supplement;

•	will be issued in the initial principal balances specified in the accompanying prospectus supplement;

•	will have an initial distribution rate, after payment of any required trust expenses, and a final scheduled distribution date as specified in the accompanying prospectus supplement; and

•	will not represent an obligation of, or be guaranteed by, us or any other entity.

2

In connection with making a decision to invest in the trust certificates, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and neither the trust nor any selling agent is, making an offer to sell the trust certificates or soliciting an offer to buy the trust certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on their respective front cover pages.

InterNotes is a registered trademark of Incapital Holdings LLC.

i

ABOUT THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     This prospectus sets forth a general description of the trust certificates that we may offer from time to time. With respect to each trust that we form, we will deliver to each investor a prospectus supplement setting forth the amount and specific terms of the trust certificates to be issued by that trust. Each trust will issue only one class of trust certificates. See “Description of the Trust Certificates–General.” The accompanying prospectus supplement also may add to or update the information contained in this prospectus. See “Where You Can Find More Information.”

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bond Trust Products LLC as the depositor and creator of the trusts, references to a trust are to a trust or trusts to be formed by us as depositor and all references to “you” refer to the holders of trust certificates.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the trust certificates. This prospectus is part of the registration statement, but the registration statement includes additional information, including the form of the trust agreement for each trust. We intend to use this prospectus, which includes general information about the trust and the trust certificates, and an accompanying prospectus supplement, which will include specific information about a particular trust and the related trust certificates, to offer trust certificates of each trust. Each trust will issued only one class of trust certificates. You should read both the prospectus and the accompanying prospectus supplement before investing in the trust certificates.

     We will file with the SEC periodic reports as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. These reports will include:

•

current reports on Form 8-K that relate to the payments on the trust certificates and include specific information about the performance of the underlying debt securities held as assets by a particular trust, including distribution reports;

•	annual reports on Form 10-K that include an annual statement from the trustee as to compliance with the trust agreement; and

•	a report of the independent public accountants for the trusts.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose information to you by referring you to one or more documents filed separately with the SEC. Information that is incorporated by reference is considered to be a part of this prospectus. We incorporate by reference any future periodic reports that we file with the SEC prior to the termination of our offering of the trust certificates, and, if applicable, the statements in those reports will add to or update the information contained in this prospectus, the accompanying prospectus supplement, or in previously filed periodic reports. You should rely on the information contained in those reports if that information is different that the information contained in this prospectus or in any prospectus supplement.

     You may read and copy any notices, reports, statements or other information that we file or cause to be filed at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. You also may obtain public filings from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.

     You may obtain additional information about us, the trusts, the trust certificates and the underlying debt securities on our website at www.bondtrusts.com, or by calling (800) ___-____.

SUMMARY

     This summary includes questions and answers to help you understand the trust certificates that we describe in this prospectus. You should read this prospectus and the accompanying prospectus supplement describing specific trust certificates carefully to understand fully the terms of the trust certificates that we may sell under this prospectus in one or more offerings.

     You should rely on the information provided in this prospectus and in any supplement to this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

Who is selling the securities?

     We will from time to time form trusts and each trust will offer and sell trust certificates of that trust. A prospectus supplement will describe each trust and the trust certificates that are being offered by that trust.

What assets will each trust hold?

     Initially, we will purchase and deposit primarily InterNotes into each trust. InterNotes are senior or subordinated debt securities that are publicly issued and that generally are rated investment grade. In this prospectus, we refer to the underlying debt securities, including any InterNotes, issued by a statutory or common law trust that is not affiliated with us as “underlying trust notes”. Each trust will hold the underlying debt securities and all payments received by the trust in connection with the underlying debt securities held by it. In addition, the trusts also may hold debt securities, other than InterNotes, that generally are rated investment grade and that are issued, or fully and unconditionally guaranteed, by entities subject to the reporting requirements of the Exchange Act, or that are senior or subordinated debt securities of banks and government-sponsored entities who make publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States, each of whose securities are exempt from registration under the Securities Act and the Exchange Act. The issuers of InterNotes and these other issuers also will be “eligible issuers,” as we describe under “Description of the Underlying Debt Securities–Eligibility,” below. The trusts also may hold cash and temporary “eligible investments,” as we describe under “Description of the Trust Certificates–Collections and distributions,” below.

     The assets of each trust will be diversified so that initially less than 10% of the assets of a trust will be comprised of underlying debt securities of a single issuer. In addition, each trust may be comprised of underlying debt securities of varying maturities. However, due to the redemption or removal, or the maturity of, underlying debt securities held by a trust, the concentration of assets of a trust may change following the issue date and it is possible that over time 10% or more of the assets of a trust will be comprised of underlying debt securities of a single issuer.

What are the trust certificates?

     The trust certificates represent an interest in the assets of a trust. Holders of trust certificates will receive all of the payments on the underlying InterNotes or other debt securities held by a particular trust, after payment of any trust expenses and reserves for future trust expenses. If the trust does not receive a payment from the issuer of the underlying InterNotes or other debt securities, then the trust will not be able to distribute any amounts with respect to that payment to the holders of the trust certificates.

What denominations will the trust certificates be issued in?

     The trust certificates will be issued in initial balances specified in the accompanying prospectus supplement. The initial principal balance of each trust certificate will be reduced each time there is a distribution of principal on an underlying security by the trust. A portion of the principal of each trust certificate will be paid to you whenever an underlying debt security reaches maturity or is redeemed or repaid early. In addition, the principal balance of your trust certificate will be reduced if underlying debt securities are removed from the assets of the trust and distributed to you following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or in the accompanying prospectus supplement.

What payments will a certificate holder be entitled to receive?

     A certificate holder will be entitled to receive its pro rata portion of the payments received by the trust on the underlying InterNotes or other debt securities. Any amounts received by the trust from the issuers of the underlying InterNotes or other debt securities will be passed through to the certificate holders, after the trust pays its expenses and reserves for future trust expenses. Certificate holders will receive interest, principal and other payments from the trust assets.

Can the rate of interest that a holder of the trust certificates receives from the underlying debt securities change?

     Yes. Generally, although the rate of interest that a certificate holder receives is fixed initially at a rate specified in the accompanying prospectus supplement, the rate of interest that a certificate holder receives will vary from the specified rate if underlying securities are redeemed or are removed from the trust.

Are the trust certificates debt obligations?

     The trust certificates will not be debt instruments. The trust certificates will not be obligations of, or guaranteed by, us or any other entity.

Who will choose the underlying securities held by each trust?

     As depositor, we will select and purchase InterNotes or other debt securities of eligible issuers, which generally will be rated investment grade, to be deposited into the trust. Each trust will hold a portfolio of InterNotes and other debt securities of eligible issuers. With respect to each trust, the prospectus supplement will describe the assets that we purchased for that trust and the terms of the underlying InterNotes and other debt securities.

Will a certificate holder have the right to receive the underlying InterNotes or other debt securities?

     Generally, no. The trust certificates will not entitle the certificate holders to receive the underlying InterNotes or other debt securities, except if those InterNotes or other debt securities are removed from the assets of the trust, under the limited circumstances we describe more fully in this prospectus or in the accompanying prospectus supplement.

Will the trust ever sell any of the underlying securities?

     The trusts will not dispose of any underlying debt securities, regardless of adverse events, financial or otherwise, affecting the related issuers except as required by the trustee following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or in the accompanying prospectus supplement.

What is the “survivor’s option”?

     The survivor’s option is a provision in each trust certificate that provides that the trust agrees to repurchase, on behalf of the certificate holder, part or all of that trust certificate prior to maturity following the death of the holder of that trust certificate, so long as, and to the extent that, the underlying InterNotes or other debt securities also have a survivor’s option provision. We describe the survivor’s option in more detail on page ___.

Are there any risks associated with my investment?

     Yes. There are risks associated with an investment in the trust certificates. Please refer to “Risk Factors” on page _____.

How will we offer the trust certificates?

     We will offer the trust certificates through agents on an agency basis.

How will the trusts and the trust certificates be treated for U. S. federal income tax purposes?

     We anticipate that each trustee will take the position that each trust will constitute a grantor trust for U.S. federal income tax purposes and we will file for each series of trust certificates a current report on Form 8-K containing an opinion of counsel that states that the trust will constitute a grantor trust for U.S. federal income tax purposes. Accordingly, we anticipate that no trust will be subject to U.S. federal income tax and each certificate holder will be subject to U.S. federal income taxation as if it owned directly the portion of the trust assets, including the underlying debt securities, allocable to the trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the particular trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the particular trust. Please refer to “U.S. Income Tax Consequences” on page ___ for a more complete discussion of how the trusts and the trust certificates will be treated for U. S. federal income tax purposes.

Does ERISA impose any limitations on purchases of the trust certificates?

     Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under ERISA regulations, will be permitted to purchase, hold and dispose of the notes only on the condition that the plan or entity makes the deemed representation that its purchase, holding and disposition of the trust certificates will not constitute a prohibited transaction under Section 4975 of the Internal Revenue Code.

Will the trust certificates be listed on an exchange?

     An application has been made to list the trust certificates on the American Stock Exchange. We cannot assure you that the trust certificates will be listed on the American Stock exchange or, if listed, that they will continue to be eligible for trading in the future on the American Stock Exchange.

Will the trust certificates be rated?

     The trust certificates are expected to be rated [“__” by Moody’s Investors Services, Inc.][and][“__” by Standard & Poor’s Ratings Services]. However, a rating of the trust certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.

RISK FACTORS

     Your investment in the trust certificates entails risks. Prospective investors should consider, among other things, the risk factors set forth below and any additional risk factors set forth in the accompanying prospectus supplement describing those trust certificates. The risk factors set forth below relate to each trust that we form.

     Each trust certificate will represent an interest in the assets of a single trust, and the payments made by the issuers of the underlying debt securities held by the trust will be the only significant source of payment for your trust certificates.

     Your trust certificates will only represent an interest in the assets of a single trust, and will not represent an obligation of, or be guaranteed by, us or any other entity. Each trust will not have any significant assets other than the underlying debt securities of the related issuers and no other significant assets will be available to the trust to make payments or distributions with respect to your trust certificates. The payments made by the related issuers on the underlying debt securities to the trust will be the only significant source of payment for your trust certificates. The trust also may hold cash and temporary eligible investments that may be used as a source of payment for your trust certificates.

     If any issuer fails to make a required payment on its underlying debt securities held by a trust for any period, neither the trust nor any other entity will be obligated to make any payment or the corresponding distribution with respect to your trust certificates and, as a result, you will not receive distributions on your trust certificates in full for that period.

     The issuers of the underlying debt securities are subject to laws permitting bankruptcy, moratorium, reorganization and other actions that may delay, limit or eliminate their obligations under their underlying debt securities. Financial difficulties experienced by an issuer, whether resulting from adverse business conditions, including economic factors and increased market competition, or otherwise, also could cause delays in payment, partial payment or nonpayment of its underlying debt securities. These laws or financial difficulties could have a similar adverse impact on distributions on your trust certificates and on the market value of your trust certificates.

The value of your investment will be affected adversely by negative performance of the underlying debt securities.

     The market value of the trust certificates will be derived primarily from the market value of the underlying debt securities. Consequently, the performance of the underlying debt securities held by a trust will affect the value of your investment in the trust certificates issued by the trust. For example, if an issuer of an underlying debt security were to default in making a required payment on the underlying debt security

(including as a result of the issuer’s bankruptcy or similar event), you may experience a loss on your investment in the trust certificates.

     A slowdown in the economy or a development adversely affecting an issuer's creditworthiness, may result in that issuer being unable to generate earnings or sell assets at the rate and at the prices that are required to produce sufficient cash flow to meet its debt service requirements. Consequently, that issuer may not be able to meet its obligations to pay principal and interest in respect of its underlying debt securities, which would result in a trust’s not making full distributions to you on your trust certificates.

     Accordingly, you are strongly encouraged to obtain as much information about the underlying debt securities as you would if you were investing directly in the underlying debt securities. In particular, you are urged to review carefully any risk factors included in the prospectuses of the issuers of the underlying debt securities or in their periodic reports filed with the SEC under the Exchange Act.

An investment in the trust certificates will subject you to the risks of an investment in debt obligations due to fluctuating interest rates.

     Because the market value of the trust certificates will be derived primarily from the market value of the underlying debt securities, an investment in the trust certificates should be made with an understanding of the risks that an investment in securities representing beneficial interests in debt obligations may entail. These risks include:

•

the risk that the market value of the trust certificates will decline as a result of increases in prevailing interest rates, to the extent that you wish to sell the trust certificates and the particular trust holds fixed rate underlying debt securities; or

•

the risk that the yield on the trust certificates will decline as a result of decreases in prevailing interest rates, to the extent that the particular trust holds floating rate underlying debt securities.

In recent years, interest rates have been declining, which has had an adverse effect on the value of floating rate debt obligations generally. In addition, the high inflation of prior years, together with the fiscal measures adopted in response to the inflation, resulted in fluctuations in interest rates and, therefore, in the value of fixed rate debt obligations generally. Generally, bonds with longer maturities are more likely to fluctuate in value than bonds with shorter maturities.

The trust certificates are not necessarily correlated with the bond markets generally.

     Aggregate price movements in the underlying debt securities, and therefore in the trust certificates, may not be highly correlated with price movements in the bond market as a whole or in specific segments of the bond market or with the price movements of specific bond indices. If the aggregate value of the underlying securities declines, the trust certificates will decline in value even if the bond market as a whole, or a specific segment or index, rises in value.

The underlying debt securities will not contain significant restrictive covenants on the related issuers.

     The underlying debt securities held by each trust will not contain significant restrictive covenants on their issuers. As a result, you generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise restrict the conduct of the related issuers in a manner that is adverse to you. Generally, the terms of the underlying debt securities will not restrict the issuers from incurring additional debt, which may rank senior to the underlying debt securities that comprise the trust assets.

Each of the underlying debt securities generally will be unsecured obligations of the related issuer, and effectively may rank junior to other securities of that issuer or its subsidiaries.

     Each of the underlying debt securities generally will be unsecured obligations of the related issuer. The underlying debt securities will effectively rank junior to:

•	secured debt obligations of the related issuer;

•	unsecured or secured debt obligations and preferred equity of the issuer’s subsidiaries; and

•	senior unsecured obligations of the issuer, if the underlying debt securities are subordinated obligations of the issuer.

If the underlying debt securities are senior unsecured obligations, they will rank equally with all other senior unsecured indebtedness of that issuer.

     In a liquidation or bankruptcy proceeding of an issuer of any underlying debt securities held by a trust, the trust will receive payments, if any, only after all of that issuer's secured obligations (to the extent of the collateral securing those obligations) have been paid and, in the case of any underlying debt securities held by the trust that are subordinated obligations of that issuer, only after that issuer's senior indebtedness has been paid. Furthermore, payments on underlying debt securities that are subordinated obligations of an issuer generally may not be made if a default exists in respect of the senior indebtedness of that issuer or, upon acceleration of the underlying debt securities, any senior indebtedness has not been repaid in full. Underlying debt securities that are subordinated obligations of an issuer generally only provide for acceleration rights upon the liquidation or bankruptcy of that issuer.

     In a liquidation or bankruptcy proceeding of an issuer's subsidiary, the trust will receive payments, if any, only after all of that subsidiary's obligations, whether secured or unsecured, and preferred equity have been paid. This is especially significant in the case of issuers of underlying debt securities that are holding companies or that have significant assets or operations at the subsidiary level. Therefore, the issuer’s ability to make full periodic payments on its underlying debt securities depends upon receiving sufficient cash dividends or borrowings from these subsidiaries. With respect to underlying debt securities that are issued by a U.S. bank, utility or insurance holding company, a substantial portion of its operations are conducted by its regulated subsidiaries, and cash dividends on borrowings from those subsidiaries are subject to regulatory approval and may not be permitted or sufficient to enable the related issuer to make periodic payments on its underlying debt securities.

The average maturity and yield to maturity of your trust certificates may vary.

     Upon the scheduled maturity or earlier redemption of any underlying debt securities held as assets of a particular trust, you will be entitled to receive your pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying debt securities.

     The accompanying prospectus supplement will contain information with respect to the stated maturities of the related underlying debt securities and the terms, if any, upon which the underlying debt securities are subject to redemption prior to maturity. The applicability of these terms will affect the weighted average life of the trust certificates.

     An issuer’s election to exercise a right of redemption may be based on a variety of tax, accounting, economic and other factors. If prevailing interest rates fall below the interest rates then borne by the related underlying debt securities, the likelihood that an issuer might exercise an optional redemption right would be expected to increase, although there can be no assurance that the issuer will exercise this right.

     Redemption of the underlying debt securities, which may have varying maturities, will affect the average maturity and yield to maturity of your trust certificates. The extent of this effect will depend upon the degree to which the rate and timing of payments on your trust certificates is sensitive to the rate and timing of payments on the underlying debt securities being redeemed and whether the redeemed underlying debt securities were purchased at a discount or premium. See “An investment in the trust certificates will subject you to the risks of an investment in debt obligations” above. If principal is repaid (whether resulting from payments at or prior to their stated maturities or otherwise) on the related underlying debt securities with a higher interest rate than the prevailing interest rates, it will not be possible to invest those repayments in a comparable security at or above the interest rates then borne by those underlying debt securities. This adverse effect may be reduced to the extent that the issuer of the underlying debt security is required to pay a premium in connection with the redemption.

     The underlying debt securities generally will be subject to acceleration upon the occurrence of events of default. The life and yield to maturity of your trust certificates will be affected by any repayment of the related underlying debt securities as a result of the acceleration of the underlying debt securities or by the bankruptcy, insolvency or reorganization of the related issuers.

A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates generally will result in the distribution of underlying debt securities to you, which could result in a loss on your investment.

     The underlying debt securities held by a trust generally will be distributed to certificate holders of that trust if a removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates occurs. We describe these events below under the heading “Description of the Trust Certificates–Removal of underlying debt securities.”

     If a removal event occurs, the trustee will notify you of the removal event, will remove the underlying debt securities that are the subject of the removal event from the trust assets and will distribute your pro rata portion of those securities to you, less your pro rata portion of the trust expenses.

     If a tax wind-up event or an investment company wind-up event occurs with respect to a trust, the trustee will notify you of the event, will remove the underlying debt securities from the trust assets and will distribute your pro rata portion of those securities to you, less your pro rata portion of the trust expenses.

     A removal event also will occur with respect to all the assets of the trust if, at any time, there are not at least three issuers of the underlying debt securities of the trust. Following a removal event of this kind, a trust wind-up event will occur and we will dissolve the trust.

     Following a removal event, tax wind-up event or investment company wind-up event, if the trustee cannot distribute all of the underlying debt securities that you and each other holder of trust certificates would otherwise be entitled to receive, because of a failure to satisfy the authorized minimum denominations of these underlying debt securities, the trustee will deliver (1) underlying debt securities in integral multiples of the authorized minimum denominations to you and each other holder and (2) underlying debt securities attributable to the fractional amount of underlying debt securities to which you and each other holder would be entitled, were there no authorized minimum denomination requirement, to the administrative agent. The administrative agent will use its reasonable efforts to sell your pro rata share of those underlying debt securities attributable to fractional amounts. Upon the sale, the administrative agent will promptly deliver the proceeds received from each of those sales (less fees of the administrative agent) to the trustee for distribution to you.

     The value of the underlying debt securities distributed to you, or the sale proceeds received by you, as applicable, may be less than the corresponding pro rata reduction in your aggregate principal balance, especially in light of the circumstances causing that distribution, which may result in a loss on your investment in the trust certificates. See also “Description of the Trust Certificates–Sale procedures.” Most underlying debt securities will not be listed on a national securities exchange, and the liquidity of the underlying debt securities distributed to you also may be limited. See also

“An investment in the trust certificates will subject you to the risks of an investment in debt obligations” above. In addition, any sale of underlying debt securities following a removal event, tax wind-up event, or investment company wind-up event would affect you adversely if prevailing interest rates have declined and reinvestment of the sale proceeds in a comparable security at or above the interest rate borne by those underlying debt securities is not possible.

     In addition, as underlying debt securities mature or are redeemed, or removal events occur, the pool of underlying debt securities held by a particular trust will become less diversified. This could increase your risk of loss resulting from the decline in one or more of the economic factors affecting any of the remaining underlying securities.

A sale of your pro rata share of underlying debt securities following a removal event, tax wind-up event or investment company wind-up event may have tax consequences.

     If you or the administrative agent acting on your behalf sells your pro rata share of any underlying debt securities that are removed from the assets of the particular trust following the occurrence of a removal event, tax wind-up event or investment company wind-up event, a taxable event for U.S. federal income tax purposes will result and you will be required to recognize any gain or loss on that sale. See “U.S. Income Tax Consequences” in this prospectus for a discussion of the tax consequences of that sale, as well as the tax consequences of an investment in the trust certificates.

A ratings downgrade or withdrawal is likely to reduce the market value of your trust certificates.

     Upon issuance, your trust certificates will be rated by one or more rating agencies, which we will specify in the accompanying prospectus supplement. A rating of the trust certificates is not a recommendation to purchase, sell or hold a security because the ratings do not comment on the market price of those trust certificates or their suitability for a particular investor. In addition, there can be no assurance that any rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the ratings of the underlying debt securities) so warrant. A downgrade or withdrawal of a rating by a rating agency is likely to have an adverse effect on the market value of your trust certificates, which effect could be material.

The trusts will not manage actively the underlying debt securities to avoid adverse events.

     The trusts will not dispose of any underlying debt securities, regardless of adverse events, financial or otherwise, affecting the related issuers except as required by the trustee following a removal event, tax wind-up event or investment company wind-up event. For information that may affect adversely the value of the underlying debt securities (and, consequently, the value of your trust certificates), you are urged to review the prospectus related to those underlying debt securities, as well as the periodic reports filed by the related issuer with the SEC under the Exchange Act.

You have limited voting rights.

     The trust agreement governing the terms of your trust certificates may be amended without your consent. In particular, the trust agreement may be amended in a way that materially and adversely affects your trust certificates if holders of a majority of the aggregate principal balance of trust certificates outstanding under the trust agreement consent to the amendment. See “Description of the Trust Agreement–Amendment.” The holders of a majority of the aggregate principal balance of certificates outstanding under the trust agreement also may direct the trustee to take actions with respect to the underlying debt securities without your consent. However, certificate holders may not vote to declare or waive an event of default with respect to any underlying debt securities. See “Description of the Trust Agreement–Voting of underlying debt securities.”

There will be no existing market for the trust certificates upon their initial issuance.

     There will be no existing market for the trust certificates upon their initial issuance and there can be no assurance as to:

•	the development, liquidity or maintenance of any trading market for the trust certificates;

•	your ability to sell any of your trust certificates at the desired time or at all; or

•	the price, if any, at which you will be able to sell your trust certificates.

     We have applied to list the trust certificates on the American Stock Exchange. We cannot assure you that the trust certificates will be listed on the American Stock Exchange or, if listed, that they will continue to be eligible for trading in the future on the American Stock Exchange. In addition, unless otherwise specified in the prospectus for the underlying debt securities held by the trust, the underlying debt securities will not be listed on any national securities exchange.

     Future trading prices of the trust certificates will depend on many factors, including, among others:

•	prevailing interest rates;

•	the business, prospects, financial condition and results of operations of the related issuers of the underlying debt securities held by the trust; and

•	the market for similar securities.

The trust certificates may trade at price that is not equal to the value of the underlying assets of the trust.

     The trust certificates may trade at a price less than the market value of the underlying debt securities. This may occur whether or not there is a liquid market for the trust certificates.

If your home country currency is not the U.S. dollar, you may be subject to the possibility of material changes in the exchange rate between your home country currency and the dollar and the imposition or modification of exchange controls by the applicable governments.

     We have no control over the factors that generally affect currency risks, including economic, financial, and political events, and the supply and demand for the applicable currencies. In recent years exchange rates between certain currencies have been volatile and this volatility is expected to continue in the future. Because the trust certificates are denominated in U.S. dollars, this volatility could affect the value of trust certificates held by a holder whose home country currency is not the U.S. dollar.

You should evaluate information about each issuer of the underlying debt securities, including the applicable prospectus, the prospectus supplement or other offering documents and the information incorporated by reference in those documents.

     In deciding whether to invest in or to sell trust certificates, you should evaluate information about each issuer of the underlying debt securities as if you were investing directly in that issuer and its securities. The information that each underlying issuer makes available to the public is important in considering whether to invest in or sell trust certificates. If the issuer of underlying debt securities ceases to file periodic reports under the Exchange Act (or in the case of banks and government-sponsored entities, if the issuer fails to make publicly available its financial statements prepared in accordance with accounting principles generally accepted in the United States), a removal event would occur, and the trust agreement would provide that the trust sell or distribute the underlying debt securities notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying debt securities.

Your successor’s ability to exercise the survivor’s option may be limited.

     The survivor’s option is subject to limitations imposed under the terms of the underlying debt securities. Accordingly, no assurance can be given that the exercise of the survivor's option for a desired amount will be accepted.

There are risks relating to trusts whose assets include underlying debt securities issued by statutory or common law trusts not affiliated with us.

     A trust may hold underlying debt securities issued by a statutory or common law trust formed by a third party not affiliated with us. We refer to these trusts as “underlying trusts” and we refer to the debt securities that they issue as “underlying trust notes.” Each underlying trust will be an “eligible issuer,” as we describe under “Description of the Underlying Debt Securities–Eligibility,” below. We describe the underlying trusts and underlying trust notes, together with additional risks relating to an indirect investment in underlying trust notes, under the heading “Description of Underlying Debt Securities Issued by Unaffiliated Trusts.”

THE DEPOSITOR

     Bond Trust Products LLC is the depositor. We were formed as a limited liability company under the laws of Delaware, and are a wholly owned limited purpose subsidiary of Incapital Holdings LLC. We will not engage in any business or activities other than creating trusts for the purpose of issuing and selling securities (including the trust certificates), acquiring, owning, holding and transferring assets (including the underlying debt securities) in connection with the creation of the trusts and engaging in related activities. We do not own any assets and do not expect to acquire any assets other than those to be transferred to the trusts.

     Our principal executive office is located at Bond Trust Products LLC, Capitol Office Center, 3422 Old Capitol Trail #188, Wilmington, DE 19808-6192 (Telephone: (302) 994-5370).

FORMING THE TRUSTS

     We will create a separate trust to issue each new series of trust certificates. Each trust will be a Delaware business trust formed on the issue date of the related trust certificates, and will be formed pursuant to a trust agreement among us, a trustee and an administrative agent. We will seek to qualify each trust agreement under the Trust Indenture Act of 1939. On the initial issue date of the trust certificates, we will deposit with the particular trust the underlying debt securities of the related issuers specified in the accompanying prospectus supplement. The trustee, on behalf of the trust, will accept the deposit of those underlying debt securities and will deliver the related trust certificates in accordance with our instructions. The trustee will establish a separate collection account to hold payments on those underlying debt securities and any other funds or other property of the particular trust. The trustee will be entitled to a fee for its services.

     The trustee will make payments or distributions on the related trust certificates only out of available assets in the particular trust. If any issuer fails to make any required payment on its underlying debt securities held as assets of the particular trust for any period, no other entity will have any obligation to make these payments or distributions.

     Unless the context otherwise requires, the terms “trust certificates” or “certificates” in this prospectus means the trust certificates of the particular trust only. Holders of trust certificates of one trust, which are referred to as “certificate holders” in this prospectus, will not have any rights with respect to the trust certificates of any other trust or the underlying debt securities held as assets of any other trust.

USE OF PROCEEDS

     All of the proceeds from the sale of the trust certificates, net of any discounts, commissions or other compensation payable to selling agents, will be used to purchase the underlying debt securities of the issuers referred to in the accompanying prospectus supplement.

DESCRIPTION OF THE UNDERLYING DEBT SECURITIES

General

     The accompanying prospectus supplement for the trust certificates being offered will set forth limited information with respect to the underlying debt securities of the issuers. For each offering of trust certificates, we will make available on our website at www.bondtrusts.com, in addition to this prospectus and the accompanying prospectus supplement relating to the trust certificates, the prospectuses or other offering documents relating to the underlying debt securities. The selling agent also will deliver the prospectuses and other offering documents of the underlying debt securities for underlying debt securities which were purchased by the depositor in their initial offering for deposit into a trust.

     Each trust will be able to make distributions on its trust certificates solely from payments received from the issuers of its underlying debt securities. Consequently, your ability to receive distributions with respect to your trust certificates will depend entirely on the trust's receipt of payments on the underlying debt securities held as assets of that trust. You should consider carefully the business, prospects, financial condition and results of operations of the issuers of the underlying debt securities held as assets of the particular trust, and their respective abilities to make payments with respect to their underlying debt securities.

Eligibility

     Each issuer of underlying debt securities initially will be an “eligible issuer.” “Eligible issuer” means an issuer of underlying debt securities held as assets of the particular trust, as of the initial issue date of the related trust certificates, that has registered its debt securities for sale pursuant to an effective registration statement under the Securities Act on Form S-3 and is either:

•	subject to the periodic informational reporting requirements of the Exchange Act, and satisfies either of the following conditions:

-	the current public float condition of $75 million or more of General Instruction I.B.1 on Form S-3; or

-	the non-convertible investment grade securities condition of General Instruction I.B.2 of Form S-3; or

•	a subsidiary that is not a reporting company and is eligible to use Form S-3 in reliance solely upon:

-	the majority-owned subsidiary exception under General Instruction I.C.3 of Form S-3; and

-	the fact that the guarantor of the registered securities files financial statements that meet the requirements of Regulation S-X pursuant to Rule 3-10 under that regulation.

     In addition, eligible issuer includes banks and government-sponsored entities. The entities identified in the preceding sentence generally are exempt from registration under the Securities Act and the Exchange Act, but make publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States.

     The assets of each trust will not include securities of any eligible issuer that are restricted securities. The assets of each trust also will not include any industrial or municipal bonds. The assets of each trust will be diversified so that initially less than 10% of the assets of a trust will be comprised of underlying debt securities of a single issuer. However, due to the redemption or removal, or the maturity of, underlying debt securities, the concentration of assets of a trust may change following the issue date and it is possible that over time 10% or more of the assets of a trust will be comprised of underlying debt securities of a single issuer.

     Although it is expected that most eligible issuers will be corporations that are issuers of InterNotes or other debt securities, eligible issuers also may include statutory or common law trusts not affiliated with us that are issuers of InterNotes or of other debt securities. The underlying debt securities that are issued by a statutory or common law trust and that are held by a trust that we form are referred to in this prospectus as “underlying trust notes.” The issuers of these underlying trust notes are referred to in this prospectus as “underlying trusts.” The corporations that sell their funding agreement(s) to, and deposit these agreements with, the underlying trusts are referred to in this prospectus as “trust note depositors.” We describe the underlying trust notes below under “Description of Underlying Debt Securities Issued By Unaffiliated Trusts.”

Ranking

     Each of the underlying debt securities held as assets by a particular trust generally will be senior unsecured obligations of the related issuers. Underlying debt securities that are:

•	senior unsecured obligations of the related issuers, if specified in the accompanying prospectus supplement, will rank equally with all other senior unsecured indebtedness of the particular issuer;

•	subordinated obligations of the related issuers, if specified in the accompanying prospectus supplement, will rank junior to the senior indebtedness of the particular issuer; and

•	unsecured obligations of the related issuers will effectively rank junior to the secured obligations of the particular issuer (to the extent of the collateral securing those obligations).

     All underlying debt securities will effectively rank junior to all obligations and preferred equity of the particular issuer's subsidiaries. Payments on underlying debt securities that are subordinated obligations of the related issuers generally may not be made if a default exists in respect of the senior indebtedness of the particular issuer or, upon acceleration of the underlying debt securities, any senior indebtedness has not been repaid in full. Furthermore, underlying debt securities that are subordinated obligations of the related issuers generally provide only limited acceleration rights. See “Risk Factor–Each of the underlying debt securities will be unsecured obligations of the related issuer, and effectively may rank junior to other securities of that issuer or its subsidiaries.”

Covenants and remedies

     Investment grade debt securities, including those that may be underlying debt securities, generally do not contain significant restrictive covenants on their issuers. As a result, holders of the underlying debt securities and, consequently, you generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise prohibit the conduct of the businesses of the related issuers in a manner that is adverse to the interests of holders of their underlying debt securities and, consequently, your interests.

     Depending on the terms of the underlying debt securities issued by the related issuer, one or more of the following events will constitute events of default for underlying debt securities that are senior obligations of the related issuers:

•	failure to pay principal, or premium, if any, on those underlying debt securities when due;

•	failure to pay any installment of interest on those underlying debt securities when due, continued beyond any applicable grace period;

•	failure to make any sinking fund payment when due;

•	failure to perform any covenant applicable to those underlying debt securities, continued for a specified number of days after written notice; and

•	specified events of bankruptcy, insolvency or reorganization.

     The first four bullet points generally will not be applicable to underlying debt securities that are subordinated obligations of the related issuers, if any. The prospectuses or other offering documents describing the underlying debt securities will specify the actual events of default that are applicable to the underlying debt securities.

     Upon the occurrence of an event of default relating to the underlying debt securities of the related issuer, the trustee or the fiscal agent, if any, for those underlying debt securities will be required to provide written notice of this occurrence to their holders. In addition, the trustee of the underlying debt securities or the holders of at least 25% of the principal amount of the outstanding debt securities generally will have the right to declare the principal of those debt securities to be immediately due and payable, subject to the issuer's right to cure the default. For additional information regarding the limitations on acceleration rights, see “Risk Factors–Each of the underlying debt securities will be unsecured obligations of the related issuer, and effectively may rank junior to other securities of that issuer or its subsidiaries.” However, under no circumstances may the trustee for the certificate holders or the certificate holders themselves declare an event of default with respect to any underlying debt securities held as assets of the particular trust, i.e., underlying debt securities that have not been removed from the assets of the particular trust under the circumstances we describe above or in the accompanying prospectus supplement. Indentures also frequently provide that, upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of not less than a specified percentage of the principal amount of the outstanding debt securities the trustee must, take whatever action as it may deem appropriate to protect and enforce the rights of the holders of those debt securities. Trustees are often entitled to be indemnified by the security holders prior to proceeding to exercise any right or power under an indenture at the request of those holders. An indenture also is likely to limit a debt security holder's right to institute legal proceedings to pursue any remedy, other than to enforce payment, unless specified conditions are satisfied.

     The indentures with respect to the underlying debt may include some, all or none of the foregoing provisions or variations of these provisions. The prospectuses describing the underlying debt securities will summarize these provisions.

Additional Information for the Underlying Debt Securities to be Provided in the Prospectus Supplement

     The accompanying prospectus supplement for the trust certificates being offered will specify the following information for the underlying debt securities of each issuer to be held as assets of the particular trust:

•	the name of the issuer, and whether or not the issuer is a corporation or a statutory or common law trust and the issuer’s reporting number under the Exchange Act;

•	any CUSIP, ISIN or Common Code identification numbers;

•

the principal amount of the underlying debt securities to be held as assets of the trust and the percentage of the aggregate principal amount of all underlying debt securities represented by each underlying issuer’s debt securities;

•	the form (including the depositary for any global underlying debt securities) and minimum denominations of the underlying debt securities;

•	the rank of its underlying debt securities;

•

the interest rate, or method of calculation of the interest rate, on its underlying debt securities, the interest day count convention, the date from which interest will accrue and the interest payment dates;

•	the stated maturity date of its underlying debt securities;

•	any redemption provisions applicable to the underlying debt securities (whether mandatory or optional), including the price, timing and any requirement for a sinking fund;

•	with respect to underlying trust notes, the terms of any funding agreement, including any redemption provisions;

•	whether the underlying debt securities are listed on a national securities exchange;

•	the ratings on its underlying debt securities by the specified rating agency or agencies;

•	whether its underlying debt securities were sold in an underwritten or agented transaction;

•	whether its underlying debt securities are subject to a survivor’s option; and

•

information on the overall composition of all underlying debt securities to be held as assets of the trust as of the initial issue date of the trust certificates, including number of issuers, aggregate principal amount, largest principal amount, average principal amount, weighted average maturity, weighted average interest rate and whether each underlying security is senior debt, secured debt or subordinated debt, and the respective percentages of each.

Available information

     Each related issuer or guarantor of underlying debt securities that is a reporting company will be subject to the periodic informational reporting requirements of the Exchange Act and, accordingly, will file annual, interim and current reports and other information with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. You are urged to read all reports, statements and other information filed or otherwise made available by the related issuers. Reports, statements and other information filed with the SEC will be available:

•	over the Internet at the SEC website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC; and

•	at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

     You also can request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

     Additional information about us, the trusts and the trust certificates can be obtained on our website at www.bondtrusts.com, or by calling (800) ___-____. Additional information about InterNotes can obtained at www.bondtrusts.com.

DESCRIPTION OF UNDERLYING DEBT SECURITIES ISSUED BY UNAFFILIATED TRUSTS

General

     A trust may hold underlying debt securities issued by a statutory or common law trust formed by a third party not affiliated with us. We refer to these trusts as “underlying trusts” and we refer to the debt securities that they issue as “underlying trust notes.” Each underlying trust will be an “eligible issuer,” as we describe under “Description of the Underlying Debt Securities–Eligibility,”

Underlying Trust Notes

     Each issue of underlying trust notes, if any, will be issued by a separate and distinct statutory or common law trust not affiliated with us that:

•	has issued underlying trust notes to the public;

•	has used the net proceeds from the offering of these underlying trust notes to purchase one or more funding agreements sold to, and deposited into, that underlying trust by the trust note depositor;

•

has pledged and collaterally assigned its interest in each funding agreement purchased with the net proceeds from the issuance of its underlying trust notes to a trustee for the benefit of that trust's underlying trust notes; and

•	is not affiliated with the trust note depositor.

     The underlying trust notes will:

•	represent non-recourse obligations of the underlying trust;

•	be paid from the assets of that trust;

•	be the underlying trust's obligations only and will not be obligations of, or guaranteed by, the trust note depositor or any of its affiliates;

•	be the unconditional, direct, non-recourse secured and unsubordinated obligations of the related underlying trust;

•	be registered on Form S-3 by a depositor that is a reporting company under the Exchange Act; and

•	be rated investment grade by a nationally recognized statistical rating organization.

     Principal and interest payments, if any, on any underlying trust notes will be made from the proceeds of one or more funding agreements purchased with respect to those notes by the underlying trust and any other collateral held in that trust.

Additional Provisions Relating To Underlying Trust Notes

     To the extent that a trust holds underlying trust notes issued by statutory or common law trusts not affiliated with us, the underlying trust notes will have the following additional characteristics:

     Funding agreement(s). Each underlying trust will use the net proceeds received from the offering of its underlying trust notes to purchase one or more underlying funding agreement(s) issued by the applicable underlying trust note depositor, who will not be affiliated with us. Each issuer of an underlying funding agreement will have registered the funding agreement on Form S-3 and be a reporting company under the Exchange Act. These underlying funding agreements will be unsecured obligations of the applicable underlying trust note depositor and will be rated investment grade by a nationally recognized statistical rating organization. The underlying funding agreement(s) will have a principal amount equal to the sum of the principal amount of the related underlying trust notes and the principal amount of the beneficial ownership interest in the underlying trust. The rate at which the underlying funding agreement(s) bear interest will be equal to the rate of interest on the related underlying trust notes. The underlying funding agreement(s) will otherwise have substantially similar payment terms to the related issued of underlying trust notes. Amounts received by an underlying trust with respect to interest or principal on a funding agreement will be applied to all payments due to the holders of underlying trust notes and to the holders of beneficial interests in that underlying trust.

     Tax Redemption. If a “tax event” as to the relevant underlying funding agreement(s) occurs, the applicable underlying trust note depositor will have the right to redeem the underlying funding agreement(s) and, upon this redemption, the relevant underlying trust will redeem its underlying trust notes.

     Security; limited recourse. Each issue of underlying trust notes will be solely the obligations of the related underlying trust, and will not be guaranteed by any person, including but not limited to the underlying trust note depositor, any agent, any of their affiliates or any other trust. An underlying trust's obligations under its underlying trust notes will be secured by all of its rights and title in one or more underlying funding agreements issued to, and deposited into, that trust by the applicable underlying trust note depositor and other rights and assets included in the applicable trust collateral held in that trust.

     Since the underlying trust note depositor will be the sole obligor under the funding agreement(s), an underlying trust's ability to meet its obligations, and your ability to receive payments from a trust that holds underlying trust notes, will be principally dependent upon the particular underlying trust note depositor's ability to perform its obligations under each applicable underlying funding agreement held in the relevant underlying trust. However, neither you nor the trust or the underlying trust will have any direct contractual rights against the trust note depositor under any a funding agreement. Under the terms of each funding agreement, recourse rights to the underlying trust note depositor will belong to the relevant underlying trust. In connection with the offering and sale of underlying trust notes, the underlying trust will pledge, collaterally assign and grant a first priority perfected security interest in the trust collateral for the underlying trust notes to the indenture trustee on behalf of the holders of the underlying trust notes. Accordingly, recourse to the trust note depositor under each funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of underlying trust notes.

     Tax Opinions. Each underlying trust will receive an opinion from its tax counsel that the underlying trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

Additional Risks Relating to Underlying Trust Notes

     Your indirect investment in underlying trust notes involves the following additional risks, which are particular to those securities:

To the extent that a trust holds underlying trust notes, you are making an investment decision regarding the funding agreement(s) as well as the related underlying trust notes.

     Each underlying trust will rely only on the payments it receives from the applicable underlying trust note depositor, who will not be affiliated with us, pursuant to a funding agreement(s) between the underlying trust and the applicable underlying trust note depositor to fund all payments on the related underlying trust notes. The underlying trust note depositor who provides the funding agreement will be an “eligible issuer.” As a result, you are making an investment decision regarding the funding agreement(s) and the related underlying trust notes if you invest in a trust that holds these assets.

Each underlying trust will have limited resources and, therefore, its ability to make timely payments with respect to its underlying trust notes will depend on the applicable underlying trust note depositor’s making payments under the related underlying funding agreement(s).

     Each underlying trust's principal assets will be one or more underlying funding agreements issued by the applicable underlying trust note depositor, who will not be affiliated with us. Each issue of underlying trust notes will be secured by one or more underlying funding agreement(s) together with all of the proceeds in respect of and all amounts and instruments on deposit from time to time in the relevant collection account, and all of the books and records pertaining to, the underlying funding agreement(s) and all of the underlying trust's rights thereto, which we refer to in this prospectus as the “trust collateral”. Accordingly, an underlying trust will only be able to make timely payments with respect to an issue of underlying trust notes if the applicable underlying trust note depositor has made all required payments to the underlying trust under the underlying funding agreement(s) securing the related underlying trust notes.

The underlying trust notes are obligations of the related underlying trust only and are not obligations of, or guaranteed by, the applicable underlying trust note depositor or any of its affiliates.

Underlying trust notes will be payable only from the applicable trust collateral.

     The underlying trust notes are payable only from the trust collateral held as security for the underlying trust notes by the underlying trust. If any event of default occurs under any underlying trust notes, the rights of the holders of the underlying trust notes and the applicable indenture trustee, acting on behalf of the holders, will be limited to a proceeding against the applicable trust collateral. In addition, no holder or the indenture trustee, acting on behalf of the holder, will have the ability to proceed against any of the trust note depositor, its officers, directors, affiliates, employees or agents or any of an underlying trust's trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, except with respect to enforcing obligations under the relevant funding agreement(s) against the trust note depositor. Moreover, only the indenture trustee, and not the holders of underlying trust notes, will have any direct contractual rights against the applicable underlying trust note depositor under any funding agreement, subject to the rights of holders of underlying trust notes to direct the time, method and place of conducting any proceedings for exercising any remedy available to the indenture trustee with respect to the related funding agreement(s). All claims of the holders of underlying trust notes in excess of amounts received from the related trust collateral will be extinguished.

An event of default under the underlying trust notes may not constitute an "event of default" under the applicable underlying funding agreement.

In various circumstances an event of default under an issue of underlying trust notes may not constitute an event of default under the applicable underlying funding agreement. To the extent that:

• an underlying trust fails to observe or perform in any material respect any covenant contained in the applicable indenture or its underlying trust notes;

• the indenture ceases to be in full force and effect or the indenture trustee's security interest in the trust collateral is successfully challenged or is determined to be defective; or

     • an underlying trust or the trust collateral is the subject of various actions under applicable bankruptcy, insolvency or other similar laws or any receivership, liquidation dissolution or other similar action or a trust is unable to pay its debts;

it is possible that an underlying trust's obligations under its underlying trust notes may be accelerated while the obligations of the applicable underlying trust note depositor under the applicable underlying funding agreement may not be similarly accelerated. If this occurs, the indenture trustee for the applicable underlying trust notes may have no or limited ability to proceed against the applicable underlying funding agreement and the related trust collateral and holders of that trust's notes may not be paid in full, or in a timely manner, upon acceleration.

Payments under the underlying funding agreement(s) may be insufficient to pay principal and interest under the underlying trust notes.

     Payments of the principal of and interest on an issue of underlying trust notes will be made solely from the payments the underlying trust receives under the applicable underlying funding agreement(s). It is anticipated that the applicable underlying trust note depositor generally will not pay any additional amounts in respect of the applicable underlying funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority, and each holder of an underlying trust note of the same issue will be deemed for all purposes to have received cash in an amount equal to the portion of the withholding or deduction that is attributable to the holder's interest in the underlying trust notes, as equitably determined by the underlying trust. Under this circumstance, an underlying trust will not actually pay, or cause to be paid, to the holder all of the amounts which would have been receivable by the holder in the absence of these taxes, duties, levies, assessments or other governmental charges.

INTERNOTES® ISSUERS

     We will purchase the underlying debt securities to be deposited in the trusts. These securities generally will be rated investment grade. Initially, these underlying debt securities will be primarily InterNotes issued by the InterNotes issuers. InterNotes are bonds issued by corporations, statutory or common law trusts or other entities that are offered regularly to the public through registration statements. The trusts also may hold other debt securities that are issued, or fully and unconditionally guaranteed, by entities subject to the reporting requirements of the Exchange Act, or senior or subordinated debt securities of issuers whose securities are exempt from registration under the Securities Act and the Exchange Act. The issuers of InterNotes and these other issuers also will be “eligible issuers,” as we describe under “Description of the Underlying Debt Securities–Eligibility,” above. No issuer of InterNotes or other underlying debt securities has authorized or sanctioned the trust certificates or participated in the preparation of this prospectus.

     According to documents that are publicly available as of the date of this prospectus, each of the InterNotes issuers is subject to the informational requirements of the Exchange Act and files annual, interim and current reports and other information with the SEC. See “Description of the Underlying Debt Securities–Available information.” To the best of our knowledge, based upon public documents that will be available as of the date of the prospectus supplement accompanying this prospectus, each of the InterNotes issuers whose underlying debt securities are held by a trust that is offering its trust certificates for sale will be eligible to use a Form S-3 registration statement for primary sales of its securities or will otherwise be an “eligible issuer.”

     You should review carefully the prospectus, prospectus supplement or other offering documents and the information incorporated by reference in those documents of the InterNotes issuers or the issuers of other underlying debt securities. You should consider carefully the business, prospects, financial condition and results of operations of these issuers, and their respective abilities to make payments with respect to their underlying debt securities. A current prospectus relating to the InterNotes of each of the InterNotes issuers may be found at www.bondtrusts.com.

     The selling agent also will deliver the prospectuses and other offering documents of the underlying debt securities for underlying debt securities which were purchased by the depositor in their initial offering for deposit into a trust.

DESCRIPTION OF THE TRUST CERTIFICATES

General

     The trust certificates will be issued from time to time pursuant to the related trust agreement among the depositor, the trustee and the administrative agent. See “Description of the Trust Agreement.” Trust certificates with an aggregate principal balance of $500,000,000 have been registered with the SEC for sale pursuant to this prospectus. This prospectus may be used to offer and sell trust certificates only if accompanied by a prospectus supplement that sets forth the aggregate principal balance and specific terms of those trust certificates.

     The trust certificates issued by the particular trust will represent all of the beneficial ownership interests in the assets of that trust, which will consist of (1) its underlying debt securities and (2) all payments on or collections with respect to its underlying debt securities. See “–Removal of underlying debt securities” and “Description of the Trust Agreement–Assignment of claims; distribution of underlying debt securities” for a discussion of the circumstances under which underlying debt securities may be removed from the assets of the particular trust and the accompanying prospectus supplement for a discussion of the circumstances under which underlying debt securities may be redeemed prior to their stated maturities. The trustee will hold the assets of the particular trust for the benefit of certificate holders.

     The trust certificates will be issued in initial balances of specified in the accompanying prospectus supplement. The initial principal balance of each trust certificate will be reduced each time there is a distribution of principal on an underlying security by the trust. A portion of the principal of each trust certificate will be paid to you whenever an underlying debt security reaches maturity or is redeemed or repaid early. In addition, the principal balance of your trust certificate will be reduced if underlying debt securities are removed from the assets of the trust and distributed to you following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or in the accompanying prospectus supplement.

     The accompanying prospectus supplement for particular trust certificates will specify the following information for the trust certificates that are not otherwise disclosed in this prospectus:

•	the initial issue date of the trust certificates;

•	the price to public of the trust certificates;

•	the initial aggregate principal balance of the trust certificates;

•

a summary of the closing conditions for the trust certificates, including any provisions relating to the reduction of the aggregate principal balance of the trust certificates initially offered, and a summary of the closing conditions for the related underlying debt securities;

•	the initial distribution rate on the trust certificates and the regular distribution dates and record dates for the trust certificates;

•	the final scheduled distribution date of the trust certificates;

•	provisions for special distributions on the trust certificates and the dates for these distributions;

•

whether any trust expenses and reserves are to be deducted from distributions otherwise payable to certificate holders, and, if so, the extent of these expenses and reserves for future trust expenses, and, if not, the party or parties responsible for the funding of these expenses and reserves;

•	whether the “survivor’s option” described on page will be applicable;

•	the form (including identity of any depositary for global trust certificates) and denominations of the trust certificates;

•	the ratings on the trust certificates by the specified rating agencies;

•	the names of any and all selling agents for the sale of the trust certificates and the aggregate amount of their discounts or commissions;

•	the listing of the trust certificates on any U.S. national or international securities exchange;

•	any material U.S. federal income tax consequences or considerations under the Employee Retirement Income Security Act of 1974, as amended, relating to the trust certificates;

•	any risk factors not disclosed in this prospectus that should be reviewed by investors prior to making a decision to invest in the trust certificates;

•	the name of the administrative agent and the trustee; and

•	any other material terms of the trust certificates.

Nature of the trust certificates

     We will arrange for the issuance of the trust certificates by the particular trust and will sell the underlying debt securities to that trust in exchange for the proceeds of the issuance of the trust certificates. The trust certificates are “pass-through” securities that represent undivided beneficial ownership interests in the assets of the particular trust. All payments on the underlying debt securities purchased by the particular trust, after payment of any required trust expenses, will be “passed through” to certificate holders.

     The trust certificates will entitle their holders to receive periodic distributions from payments by the related issuers on the underlying debt securities held by the particular trust, but only to the extent of these payments if, and when, made. If any issuer fails to make any required payment on its underlying debt securities then held by the particular trust, then that trust will not be able to distribute any amounts with respect to that payment to the holders of the trust certificates. All of the certificate holders will share in payments and losses on the underlying debt securities then held by the particular trust on a pro rata basis. As used in this prospectus with respect to the trust certificates of the particular trust, the term “pro rata basis,” or similar terms, is determined by reference to the principal balances of the certificate holders.

     Because the trust certificates will represent beneficial ownership interests in the assets of the particular trust, and will not be debt instruments that are obligations of, or guarantees by, us or any other entity, they technically will not have a principal amount that must be repaid or bear any interest. However, because the distributions on the trust certificates will represent distributions of principal of and premium, if any, and interest on trust assets that are debt instruments, for convenience, we often refer in this prospectus to distributions that represent a return of an initial investment or a premium on an initial investment as “principal” and to distributions that represent the yield on an investment as “interest,” in accordance with customary market practice.

     We may, and any selling agent or any of our or their affiliates may, purchase trust certificates at any time and at any price in the open market or otherwise.

Collections and distributions

     On each regular distribution date specified in the accompanying prospectus supplement, you will be entitled to receive, to the extent received by the trustee and after payment of any required trust expenses and reserves, your pro rata share of all interest payments received on the underlying debt securities held as assets of the trust. Interest payments from the related issuers will be subject to the business day conventions applicable to their underlying debt securities. In the context of the trust certificates, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York.

     Upon the maturity or earlier redemption of any underlying debt securities held as assets of the particular trust, you will be entitled to receive your pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying debt securities, after payment of any required trust expenses and reserves. Upon the occurrence of a removal event, tax wind-up event or investment company wind-up event, or following the dissolution of the trust, your pro rata share of the underlying debt securities will be distributed to you, except that you may receive cash in lieu of fractional underlying debt securities, as we describe under “–Removal of underlying debt securities” below. There may be additional circumstances set forth in the accompanying prospectus supplement, including in connection with the exercise of a survivor’s option, under which you would receive your pro rata share of underlying debt securities or principal payments on those securities.

     Except as otherwise specified in this prospectus or the accompanying prospectus supplement, collections on the underlying debt securities held as assets of the particular trust that are received by the trustee will be deposited from time to time into a segregated collection account maintained or controlled by the trustee for your benefit and the benefit of the other holders of the related trust certificates. On each regular distribution date and the final scheduled distribution date, unless otherwise specified in the accompanying prospectus supplement, the trustee will apply those collections in the order of priority we describe below, solely to the extent of available funds (as defined below) on the distribution date.

     The interest portion of available funds will be paid:

•

first, to the trustee and the depositor, for trust expenses and reserves in an aggregate amount not to exceed the available expense amount (as we define below) for the distribution period applicable to that regular distribution date;

•

second, to the extent the available expense amount for that distribution period exceeds the actual trust expenses for that distribution period, to the expense reserve account in the amount of the excess; and

•	third, to you and to the other holders of the outstanding trust certificates, pro rata, in accordance with the principal balances of the trust certificates.

Periodic expenses of the trust will be paid in the manner we describe under “Description of the Trust Agreement–The trustee.”

     The term “available funds” for any regular distribution date or the final scheduled distribution date of the trust certificates means the sum of all amounts received by the trustee on or with respect to the underlying debt securities held as assets of the particular trust from but excluding the previous regular distribution date (or, if none, the initial issue date of the trust certificates) to and including that regular distribution date or the final scheduled distribution date, as the case may be, exclusive of any amounts received by the trustee during that period and distributed on a special distribution date as we describe in the immediately succeeding paragraph, plus income on eligible investments made by the trustee (as we describe below).

      The chart below illustrates the distribution of payments to certificate holders on each distribution date and is based on the certificate holders pro rata interest in the trust assets.

     If the trustee receives a payment on any underlying debt securities held as assets of the particular trust after the regular distribution date with respect to that payment then the trustee will make a special pro rata distribution of that payment, less any applicable trust expenses, immediately following receipt of that payment. No additional amounts will accrue on any trust certificates or be owed to certificate holders as a result of the receipt of a payment on an underlying debt security after the date of the distribution with respect to that payment. However, any additional interest owed and paid by the related issuer of those underlying debt securities to the trustee as a result of a delay will be distributed to the certificate holders on a pro rata basis.

     Upon any redemption or at maturity of underlying debt securities, each certificate holder's aggregate principal balance will be reduced by an amount equal to its pro rata share of the principal amount of those underlying debt securities paid upon redemption or at maturity, exclusive of any premium and the principal and any premium and interest received by the trustee will be allocated to the holders of the trust certificates, pro rata, in accordance with the outstanding principal balances of their trust certificates, less any applicable trust expenses.

     Distributions on the trust certificates on each regular distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying debt securities held as assets of the particular trust to make a required payment prior to the regular distribution date with respect to that payment will be made to the certificate holders as of the record date preceding the regular distribution date or special distribution date, as the case may be, by check mailed to each of those certificate holders at its address of record. Principal, premium, interest and other distributions on the trust certificates on the final scheduled distribution date, on any special distribution date resulting from the redemption of underlying debt securities held as assets of the particular trust or upon the occurrence of an event requiring removal of underlying debt securities from the assets of the particular trust under the circumstances we describe in this prospectus or in the accompanying prospectus supplement will be made in immediately available funds against presentation and surrender of those trust certificates. Notwithstanding the foregoing, distributions on trust certificates represented by a global trust certificate will be made to DTC or its nominee, as holder of the global certificate, as we describe below under “–Book-entry issuance.”

     The trustee will invest all amounts that it receives on or with respect to the underlying debt securities held as assets of the particular trust, pending distribution to the holders of trust certificates and all amounts that are held in the expense reserve account in eligible investments (as defined below). Income on eligible investments will constitute property of the particular trust and will be included in available funds. “Eligible investments” means investments which are consistent with the particular trust's status as a grantor trust for U.S. federal income tax purposes and acceptable to the applicable rating agencies as being consistent with their ratings of the trust certificates. As specified in the related trust agreement, eligible investments may include, among other investments, U.S. government and agency obligations, repurchase agreements, demand and time deposits and commercial paper. Generally, eligible investments must be limited to obligations or securities that mature not later than the business day preceding the immediately succeeding distribution date.

Removal of underlying debt securities

     A removal event with respect to specific underlying debt securities held by a trust will occur if:

•

the debt securities were issued by an issuer whose underlying debt securities represent 10% or more of the aggregate principal amount of all underlying debt securities held by the trust and the issuer is, at any time, not filing periodic reports with the SEC under the Exchange Act, in the case of an issuer that is a reporting company, or is not making publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States, in the case of banks or government-sponsored entities and, in any case, the obligations of that issuer are not (1) fully and unconditionally guaranteed by an eligible issuer (and all requirements of Rule 3-10 of Regulation S-X are satisfied) or (2) assumed by an eligible issuer, or

•	an event of default has occurred with respect to any underlying debt securities.

     If a removal event occurs, then the trustee, within two business days following the receipt of written notice from the applicable underlying debt security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a default event, or from the administrative agent, in the case of a non-filing event, will deliver to the holders of the trust certificates notice of that removal event and, within 12 business days following its receipt of the written notice or its actual knowledge of a payment default, will remove the underlying debt securities from the assets of the particular trust and will distribute the underlying debt securities to the holders of the trust certificates on a pro rata basis. If, however, at the time of the removal event the trust has organizational or similar expenses that have not been amortized fully by the trust, the trust may retain underlying debt securities, and not distribute them to you, in an amount equal to your pro rata portion of these expenses.

     A tax wind-up event will occur with respect to a trust if the trustee for the trust has obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that at such time, or within 90 days of the date thereof, the trust is, or would be, subject to more than an insignificant amount of taxes, duties or other governmental charges.

     An investment company wind-up event will occur with respect to a trust if the trust ceases to be exempt from registration under the Investment Company Act of 1940, as amended.

     A removal event also will occur with respect to all the assets of the trust if, at any time, there are not at least three issuers of the underlying debt securities of the trust. Following a removal event of this kind, a trust wind-up event will occur and the trust will dissolve.

     The administrative agent will be required to give written notice to the trustee of the occurrence of a tax wind-up event or an investment company wind-up event. If a tax wind-up event or an investment company wind-up event occurs with respect to a trust, then the trustee, within two business days following the receipt of written notice from the administrative agent, will deliver to the holders of the trust certificates notice of the event and, within 12 business days following its receipt of the written notice, will remove all of the underlying debt securities from the assets of the particular trust and will distribute the underlying debt securities to the holders of the trust certificates on a pro rata basis. If, however, at the time of the tax wind-up event or investment company wind-up event, the trust has unpaid expenses that the trust is responsible for, the trust may retain underlying assets, and not distribute them to you, in an amount equal to your pro rata portion of these unpaid expenses. Following a tax wind-up event or an investment company wind-up event, we will dissolve the trust.

     Following a removal event, tax wind-up event or investment company wind-up event, if the trustee cannot distribute all of the underlying debt securities that you and each other holder of trust certificates would otherwise be entitled to receive, because of a failure to satisfy the authorized minimum denominations of these underlying debt securities, the trustee will deliver (1) underlying debt securities in integral multiples of the authorized denominations to you and each other holder and (2) underlying debt securities attributable to the fractional amount of underlying debt securities to which you and each other holder would be entitled, were there no authorized minimum denomination requirement, to the administrative agent. The administrative agent will use its reasonable efforts to sell your pro rata share of those underlying debt securities attributable to fractional amounts. Upon the sale, the administrative agent will promptly deliver the proceeds received from each of those sales (less fees of the administrative agent) to the trustee for distribution to you.

     Upon the occurrence of any removal event, your aggregate principal balance of trust certificates will be reduced by an amount equal to the pro rata share of the principal amount of the underlying debt securities so removed from the assets of the particular trust. You will be the registered holder of underlying debt securities distributed to you after a removal event, tax wind-up event or investment company wind-up event, distributed in definitive form, and you will be the beneficial owner of underlying debt securities, distributed in book-entry form. The position of beneficial owners of underlying debt securities, will be determined by reference to the book-entry system of DTC and, in other cases, other clearing systems, for example Euroclear and Clearstream Luxembourg, and will be substantially similar to the position of the beneficial owners of a global security summarized in this prospectus with respect to the trust certificates.

Sale procedures

     In connection with any sale of any underlying debt securities following a removal event, tax wind-up event or investment company wind-up event, the administrative agent named in the accompanying prospectus supplement will use its reasonable efforts to sell those underlying debt securities to the highest of not less than three solicited bidders (which bidders may include the administrative agent). However, neither the administrative agent nor any of its affiliates is obligated to bid for those underlying debt securities, and the administrative agent will use its reasonable efforts to solicit at least three bids from financial institutions with invested assets or assets under management of at least $100 million that are not affiliates of the administrative agent. If the administrative agent receives less than three bids prior to the close of business on the second business day following its receipt of all underlying debt securities to be sold, the administrative agent will sell those underlying debt securities to the highest bidder of the bids received. In the sole judgment of the administrative agent, bids may be evaluated on the basis of bids for all or a portion of the underlying debt securities to be sold or any other basis selected in good faith by the administrative agent.

     No assurance can be given as to whether the administrative agent will be successful in soliciting any bids to purchase the underlying debt securities to be sold following a removal event, tax wind-up event or investment company wind-up event or as to the price of any bid relative to the principal amount of those underlying debt securities. See “Risk Factors–A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates will result generally in the distribution of underlying debt securities to you, which could result in a loss on your investment.”

Survivor’s option

     The “survivor’s option” is a provision in each trust certificate that provides that the trust agrees to repurchase, at the request of the authorized representative of the beneficial owner of a trust certificate who has died, part or all of that trust certificate, so long as that trust certificate was acquired by the beneficial owner at least six months prior to the request.

     A trust will only repurchase a trust certificate as a result of the exercise of the survivor’s option to the extent that:

•	the underlying debt securities also have survivor’s option provisions that the trust can elect to exercise on behalf of the beneficial owner of that trust certificate; and

•	the issuer of the underlying debt securities honors the trust’s election.

     We will indicate in the accompanying prospectus supplement whether each underlying debt security has a survivor’s option. You should be aware that a trust’s ability to exercise the survivor’s option with respect to an underlying debt security may be limited to a particular time period following the death of a beneficial owner of a trust certificate and will be subject to the specific conditions of the survivor’s option for each underlying debt security.

     Each issuer of underlying debt securities that has a survivor’s option has agreed with us that the trust holding these underlying debt securities will be able to exercise the survivor’s option in the underlying debt securities on your behalf, in the same way that your authorized representative would be able to exercise the survivor’s option if you purchased the underlying debt securities directly from the issuer rather than through a trust. In addition, each issuer of underlying debt securities that has a survivor’s option also has agreed with us that if the administrative agent purchases certificates in the open market to facilitate exercise of the survivor’s option by you, the administrative agent will be able to exercise the survivor’s option in the underlying debt securities related to those certificates. The administrative agent, however, is not required to make these open market purchases.

     Upon the valid exercise of the survivor’s option and the proper tender of a trust certificate for repurchase, the trust will repurchase that trust certificate at a price equal to 100% of the aggregate principal amount of that certificate’s pro rata portion of all underlying debt securities that have effective survivor’s option provisions, plus accrued and unpaid interest to the date of the repurchase, less future trust expenses and any processing fees required to be paid to the trustee by the person exercising the survivor’s option. These processing fees are currently $50 per transaction, and are subject to change without notice.

     A trust will not repurchase any portion of a trust certificate that represents an interest in underlying debt securities that do not have effective survivor’s option provisions, but instead will distribute those underlying debt securities to the elector of the survivor’s option. After this repurchase and, if applicable, distribution, the elector will no longer have an interest in the trust.

     To be valid, the survivor’s option must be exercised by or on behalf of a person who has authority to act on behalf of the deceased beneficial owner of the trust certificate under the laws of the applicable jurisdiction (including, without limitation, the personal representative of or the executor of the estate of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner). A beneficial owner of trust certificates is a person who has the right, immediately prior to the deceased person’s death, to receive the proceeds from the disposition of that trust certificate, as well as the right to receive payment of the principal of that trust certificate.

     The death of a person holding a beneficial ownership interest in trust certificates as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of those trust certificates, and the entire principal amount of those trust certificates held in this manner will be subject to repurchase by us upon request, to the extent the underlying securities also have a survivor’s option provision. However, the death of a person holding a beneficial ownership interest in trust certificates as tenant in common with a person other than the deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in those trust certificates, and only the deceased beneficial owner’s percentage interest in the principal amount of those trust certificates will be subject to repurchase, to the extent the underlying securities also have a survivor’s option provision.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in trust certificates will be deemed the death of the beneficial owner of those trust certificates for purposes of the survivor’s option, regardless of whether that beneficial owner was the registered holder of those trust certificates, if the beneficial ownership interest can be established to the satisfaction of the applicable trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest in trust certificates will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in those trust certificates during his or her lifetime.

     An otherwise valid election to exercise the survivor’s option may not be withdrawn. An election to exercise the survivor’s option will be accepted in the order that it was received by the trustee, except for any trust certificate the acceptance of which would contravene any of the limitations described above. Trust certificates accepted for repurchase through the exercise of the survivor’s option normally will be repurchased by the trustee on a quarterly basis. At the end of each fiscal quarter, the trustee will aggregate all accepted exercises of the survivor’s option. If, upon aggregation, the certificates to be repurchased pursuant to a valid exercise of the survivor’s option do not aggregate to an integral multiple of the authorized minimum denomination of each underlying debt security, the administrative agent may purchase in the open market the number of certificates necessary to make the certificates to be so repurchased equal an integral multiple of the authorized minimum denomination of each underlying debt security. The administrative agent, however, is not required to make these open market purchases. On the first regular distribution date for the applicable trust that occurs 20 or more calendar days after the date of the completion of the aggregating process, to the extent that the trust receives, by such time, sufficient proceeds from the exercise of the survivor’s option contained in the related underlying debt securities, those survivor’s options accepted for repurchase will be so repurchased by the trust. Tendered trust certificates that are not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all tendered trust certificates were originally tendered. If a trust certificate tendered through a valid exercise of the survivor’s option is not accepted, the trustee will deliver a notice by first-class mail to the certificate holder that states the reason that those trust certificates have not been accepted for repurchase.

     Since the trust certificates will be represented by a global trust certificate, DTC or its nominee will be treated as the certificate holder and will be the only entity that can exercise the survivor’s option for the trust certificates. To obtain repurchase of trust certificates pursuant to exercise of the survivor’s option, the deceased beneficial owner’s authorized representative must provide the following items to its broker or other entity through which the beneficial interest in those trust certificates is held by the deceased beneficial owner:

•	appropriate evidence satisfactory to the trustee that:

(1)

the deceased was the beneficial owner of the trust certificates at the time of death and his or her interest in the trust certificates were acquired by the deceased beneficial owner at least six months prior to the request for repayment;

(2)	the death of the beneficial owner has occurred and the date of death; and

(3)	the representative has authority to act on behalf of the deceased beneficial owner;

•

if the beneficial interest in the trust certificates is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from the nominee attesting to the deceased’s beneficial ownership of those trust certificates;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents that the trustee reasonably requires in order to establish the validity of the beneficial ownership of the trust certificates and the claimant’s entitlement to payment; and

•

any additional information the trustee requires to evidence satisfaction of any conditions to the exercise of the survivor’s option or to document beneficial ownership or authority to make the election and to cause the repayment of the trust certificates.

     In turn, the broker or other entity will deliver each of these items to the trustee and will certify to the trustee that the broker or other entity represents the deceased beneficial owner.

     Each trust retains the right to limit the aggregate principal amount of trust certificates as to which exercises of the survivor’s option will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the survivor’s option will be determined by the trustee, in its sole discretion, which determination will be final and binding on all parties.

Notices

     Notices to certificate holders will be made by first class mail, postage prepaid, to the addresses that appear on the security register maintained by the trustee. If the trust certificates are listed on a U.S. national or international securities exchange, the notices will also be disseminated in accordance with the rules and regulations of that exchange.

Book-entry issuance

     The trust certificates will each initially be represented by one or more global trust certificates registered in the name of the nominee of DTC. So long as the trust certificates are represented by one or more global trust certificates, DTC's nominee will be the sole certificate holder under the related trust agreement. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No purchaser of any trust certificate will be entitled to receive a trust certificate representing the purchaser’s interest registered in its name, except as set forth below under “–Definitive trust certificates.”

     DTC will act as securities depositary for all of the trust certificates. Cross-market transfers of trust certificates, if any, will be effected in DTC on behalf of Euroclear or Clearstream Luxembourg, as participants in DTC, in accordance with the rules of DTC. However, these cross-market transfers will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global trust certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants of Euroclear or Clearstream Luxembourg may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg, as the case may be.

     Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing a beneficial interest in a global trust certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as applicable) immediately following the DTC settlement date. Credit of a transfer of a beneficial interest in a global trust certificate settled during that processing day will be reported to the applicable Euroclear or Clearstream Luxembourg participant on that day. Cash received in Euroclear or Clearstream Luxembourg as a result of a transfer of a beneficial interest in a global trust certificate by or through a Euroclear or Clearstream Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the applicable Euroclear or Clearstream Luxembourg cash account only as of the business day following settlement in DTC.

DTC, Euroclear and Clearstream Luxembourg

     The information set out below in connection with DTC, Euroclear and Clearstream Luxembourg is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect, and material changes in, or reinterpretations of, any of the foregoing will be described in the accompanying prospectus supplement. The information about each of them set forth below has been obtained from sources that we believe to be reliable, but we do not take, and no selling agent takes any responsibility for the accuracy or completeness of the information. We will not, and no selling agent will, have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the trust certificates held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Euroclear and Clearstream Luxembourg have agreed to the following procedures described in this section in order to facilitate transfers of interests in the trust certificates among participants of DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We do not assume, and no selling agent assumes, any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

     DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and may in the future include certain other organizations (“DTC participants”). Indirect access to the DTC system is also available to other banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (“indirect DTC participants”). DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, and rules applicable to DTC and its participants are on file with the SEC.

     Transfers of ownership or other interests in the trust certificates in DTC may be made only through DTC participants. Indirect DTC participants are required to effect transfers through a DTC participant. DTC has no knowledge of the actual beneficial owners of trust certificates. DTC's records reflect only the identity of the DTC participants to whose accounts the trust certificates are credited, which may not be the beneficial owners. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the trust certificates to their customers.

     So long as DTC, or its nominee, is the holder of a global trust certificate, distributions on a global trust certificate will be made in immediately available funds to DTC. DTC's practice is to credit DTC participants' accounts on the accompanying payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the DTC participants and not of DTC or any other party, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the trustee. Disbursement of payments to DTC participants will be DTC's responsibility and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the global trust certificates will hold their interests through DTC participants or indirect DTC participants, the ability of the owners of beneficial interests in a global trust certificate to pledge their interests to persons or entities that do not participate in DTC, or otherwise take actions with respect to their interests, may be limited.

     Ownership of interests in the global trust certificates will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, the DTC participants and the indirect DTC participants. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities which they own. Consequently, the ability to transfer beneficial interests in the global trust certificates is limited to that extent.

     Delivery of notices and other communications by DTC to DTC participants, by DTC participants to indirect DTC participants and by DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Upon the occurrence of a removal event, tax wind-up event or investment company wind-up event or the redemption of any underlying debt securities, notices will be sent to Cede & Co., DTC’s nominee. If less than all of the principal balance of the global trust certificates is affected, DTC will reduce the amount of the interest of each DTC participant in those global trust certificates on a pro rata basis.

     According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants (as defined below) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Bank S.A./N.V. (the “Euroclear operator”), under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the “cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to trust certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear operator and by Euroclear.

     Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for Clearstream Luxembourg participants (as defined below) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Clearstream Luxembourg participants”). Indirect access to Clearstream Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

     Distributions with respect to trust certificates held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Definitive trust certificates

     The trust certificates represented by a global trust certificate will be exchangeable for definitive trust certificates if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global trust certificates or we determine that DTC is unable to continue as depositary, and we then fail to appoint a successor depositary to DTC within 60 calendar days or (2) we, in our sole discretion, at any time determine not to have trust certificates represented by global trust certificates. Any trust certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive trust certificates of like tenor in authorized denominations for the same aggregate principal balance and registered in those names as DTC directs.

     The paying agent for the trust certificates will be named in the accompanying prospectus supplement. See “–Notices.”

     In the event definitive trust certificates are issued, the holders of definitive trust certificates will be able to transfer their trust certificates, in whole or in part, by surrendering them for registration of transfer at the office of the trustee, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the trustee. Upon surrender, the trustee will authenticate and deliver new trust certificates to the designated transferee in the aggregate principal balance being transferred, and a new trust certificate for any principal balance not being transferred will be issued to the transferor.

     The trustee will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other government charge payable in connection with the transfer.

Trading

     Secondary trading in notes and debentures of corporate issuers like the underlying debt securities generally is settled in clearing house or next day funds. By contrast, except for trades involving Euroclear and Clearstream Luxembourg participants, beneficial interests in the trust certificates will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the trust certificates will therefore settle in immediately available funds, subject in all cases to the rules and operating procedures of DTC. This requirement may affect trading activity in the trust certificates.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC's rules and operating procedures and will be settled in immediately available funds, while transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

DESCRIPTION OF THE TRUST AGREEMENT

General

     The trust certificates of each trust will be issued pursuant to its trust agreement, which will contain the provisions summarized below. The following summary of several provisions of each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions contained in the trust agreements, to which we refer you for a full description of these provisions.

The trustee

     The accompanying prospectus supplement will specify the name of the trustee for holders of the trust certificates of the particular trust pursuant to the related trust agreement. The trustee will be entitled to receive a fee for its services as trustee. In addition, the trustee will incur legal, accounting, rating agency, exchange listing, administrative agent and other expenses from time to time on behalf of the particular trust. On each regular distribution date and on the final scheduled distribution date, the trustee will designate out of the interest and, if necessary, principal, if any, payments received by it on the assets of the trust as trust expenses of the particular trust an amount equal to the product of (1) the aggregate principal balance of the outstanding trust certificates of the trust on the business day immediately preceding that regular distribution date and (2) a percentage specified in the accompanying prospectus supplement, which amount we refer to as the “available expense amount.”

     If actual trust expenses for the distribution period applicable to that regular distribution date are less than the available expense amount for that distribution period, the balance will be deposited in a segregated interest-bearing reserve account, which we refer to as the “expense reserve account,” and applied to the payment of actual trust expenses of the trust in future distribution periods.

     If actual trust expenses for the distribution period applicable to that regular distribution date exceed the available expense amount for that distribution period, the trustee will apply funds on deposit in the expense reserve account (including net investment earnings on such funds as described more fully below), if any, to the payment of the excess actual trust expenses.

     Funds on deposit in each expense reserve account will be invested by the trustee in eligible investments and held separate and apart from, and not commingled with, any other moneys (including those held in expense reserve accounts relating to the trust certificates of other trusts) held by the trustee. As described above, any net investment earnings on funds on deposit in an expense reserve account will be applied toward the payment of actual trust expenses of the particular trust. If all actual trust expenses upon the final distribution to holders of trust certificates of the particular trust of all amounts due on the underlying debt securities held as assets of that trust are paid in full, all remaining funds on deposit in the related expense reserve account will be distributed to the holders on a pro rata basis.

     The trustee under each trust agreement may resign or may be removed by us at any time, in which event we will be obligated to appoint a successor trustee. Any successor trustee must be a bank or trust company organized, in good standing, doing business, and authorized to exercise corporate trust powers, under the laws of the United States or any state of the United States, have combined capital and surplus of at least $200,000,000 (or be a wholly owned subsidiary of a bank holding company having a combined capital and surplus of at least $200,000,000), and be subject to supervision or examination by U.S. federal or state banking authorities. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. There will be at all times a Delaware Trustee who is either a natural person who is a resident of the State of Delaware or an entity with its principal place of business in the State of Delaware and otherwise meets the applicable requirements of law.

     Each trust agreement will provide that we will indemnify the trustee and any director, officer, employee or agent of the trustee, and we hold them harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the trust certificates of the particular trust or the performance of the trustee's duties under the trust agreement, other than any loss, liability or expense (1) that constitutes a specific liability of the trustee under the trust agreement or (2) incurred by reason of willful misconduct, bad faith or negligence in the performance of the trustee's duties under the trust agreement or as a result of a breach or reckless disregard of the trustee's obligations and duties under the trust agreement.

Administrative agent

     The administrative agent under each trust agreement will be named in the accompanying prospectus supplement. Pursuant to each trust agreement or an administrative agent agreement, the administrative agent will act on behalf of the related certificate holders in connection with the sale of underlying debt securities following a removal event, tax wind-up event or investment company wind-up event and will be required to perform only those duties that are specifically applicable to it as set forth in the trust agreement. In addition, the administrative agent will be responsible for monitoring whether:

•	the assets held by a particular trust are eligible assets;

•

the related issuer is, at any time, not filing periodic reports with the SEC under the Exchange Act, in the case of an issuer that is a reporting company, or is not making publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States, in the case of banks or government-sponsored entities and, in any case, the obligations of that issuer are not (1) fully and unconditionally guaranteed by an eligible issuer (and all requirements of Rule 3-10 of Regulation S-X are satisfied) or (2) assumed by an eligible issuer; and

•	there is an event of default with respect to the underlying debt securities.

     Each trust agreement will provide that the administrative agent will have no liability to holders of the trust certificates for any act or omission except as a result of its willful misconduct, bad faith or gross negligence. The administrative agent may assign any and all of its duties, obligations and rights as administrative agent under a trust agreement to any of its affiliates. The administrative agent under each trust agreement may resign or be removed by us at any time, in which event we will be obligated to appoint a successor administrative agent.

Voting rights of the trust certificates

     The voting rights of the trust certificates of the particular trust will be allocated among the holders of the trust certificates of the trust in proportion to the principal balance of their then outstanding trust certificates held on any date of determination or as otherwise specified in the accompanying prospectus supplement.

Amendment

     Each trust agreement may be amended by the trustee, the Delaware trustee and us, without notice to or consent of the certificate holders, for specified purposes, including:

•	to cure any ambiguity in the trust agreement;

•	to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision in the trust agreement;

•	to add to the trust's covenants, restrictions or obligations, for the benefit of the related certificate holders;

•	to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended; or

•	to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee.

     Without limiting the generality of the foregoing, each trust agreement also may be amended from time to time by the trustee, the Delaware trustee and us, with the consent of the holders of a majority in aggregate principal balance of the then outstanding trust certificates issued under the trust agreement, for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of the holders of the trust certificates. However, the consent of the holders of all the outstanding trust certificates will be required in the event any amendment would:

•

alter the pass-through nature of any payments received with respect to the underlying debt securities held as assets of the particular trust or the amount or timing of their distribution to holders of the trust certificates;

•

reduce the principal balance of the trust certificates except upon payment on the final scheduled distribution date or upon the removal or redemption of the underlying debt securities held as assets of the particular trust under the circumstances we describe in this prospectus or in the accompanying prospectus supplement; or

•	reduce the percentages required for the consent to any amendment with the consent of the holders of the trust certificates.

     Notwithstanding anything to the contrary contained in this prospectus, no trust agreement may be amended if any the amendment would:

•	require the particular trust to be registered under the Investment Company Act of 1940, as amended;

•

cause the particular trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the particular trust for U.S. federal income tax purposes;

•	result in a sale or exchange of any trust certificate issued under the trust agreement for tax purposes;

•

result in a downgrade or withdrawal by any rating agency specified in the accompanying prospectus supplement of its then current rating of the trust certificates issued pursuant to the prospectus supplement;

•	change or add any removal event, tax wind-up event or investment company wind-up event;

•	substitute underlying debt securities of an issuer as assets of the particular trust for debt securities of another issuer; or

•

modify the provisions of the trust agreement in a manner that would permit the trustee or the related certificate holders to declare or waive an event of default in respect of the underlying debt securities held as assets of the particular trust.

Voting of underlying debt securities

     Except as otherwise specified in the accompanying prospectus supplement, the trustee, as holder of the underlying debt securities held as assets of the particular trust, has the right to vote and give consents and waivers with respect to those underlying debt securities or to tender underlying debt securities pursuant to tender offers made with respect to those underlying debt securities, but will do so only if and as directed in writing by holders of the related outstanding trust certificates; provided, however, that while the underlying debt securities remain assets of the particular trust neither the trustee nor the related certificate holders will be permitted to vote to (1) take any action that would affect the conditions under which those underlying debt securities may be removed as assets of that trust or (2) declare an event of default in respect of those underlying debt securities or to waive any event of default under those securities. In the absence of any written direction from the holders of the related trust certificates, the trustee will not exercise any voting, consent or waiver rights with respect to the underlying debt securities held as assets of the particular trust.

     Holders of a majority in aggregate principal balance of the then outstanding trust certificates issued by the particular trust will have the right to direct any proceeding for any remedy with respect to any underlying debt security held as an asset of that trust that is available to the trustee as holder of the underlying debt security. These holders also have the right to direct the trustee to direct any proceeding for any remedy available to the applicable indenture trustee.

     Notwithstanding anything to the contrary contained in this prospectus or in the accompanying prospectus supplement, upon request of any certificate holder, the trustee, on behalf of that certificate holder, will enforce any of its rights against the related issuers of underlying debt securities held as assets of the particular trust or any selling agent, as applicable, under U.S. federal or state securities laws as the purchaser of those underlying debt securities. See also “–Assignment of claims; distribution of underlying debt securities.” Accordingly, the trustee's enforcement of these rights will be pursued for each certificate holder upon its request, and the action pursued by the trustee as requested by any certificate holder may differ from that pursued by the trustee as requested by any other certificate holder.

     The trustee is required to notify all holders of the trust certificates of the particular trust of any notice of default received from the related indenture trustee or other agent of the related issuer with respect to any underlying debt security held as an asset of that trust.

Meetings of holders

     Holders of trust certificates issued by the particular trust may take any action at a separate meeting of holders of those trust certificates convened for that purpose or by written consent. The trustee will mail to each of these holders a notice of any meeting at which those holders are entitled to take any action or notice of any matter upon which action by written consent of those holders is to be taken. Each of these notices will include a statement setting forth the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting in which holders are entitled to take any action or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

Assignment of claims; distribution of underlying debt securities

     Under each trust agreement, the trustee, as purchaser of the underlying debt securities held as assets of the particular trust, will assign to the related certificate holders its rights against the issuers of those underlying debt securities and each applicable underwriter or selling agent, as the case may be, under the U.S. federal and state securities laws with respect to its purchase of those underlying debt securities. In addition, under U.S. federal securities laws, certificate holders may proceed directly against the issuers and each applicable underwriter or selling agent of underlying debt securities that were purchased by us in their initial distribution for deposit into a trust. Accordingly, by assignment or by law, or both, purchasers of the trust certificates issued under each trust agreement may proceed directly against the related issuers of those underlying debt securities and each applicable underwriter or selling agent, as the case may be, to enforce those rights without first proceeding against the particular trust, the depositor, the trustee or any other entity.

     Under each trust agreement, the trustee will be required to remove from the assets of the particular trust the underlying debt securities of any issuer, in whole and not in part, for which removal of those underlying debt securities is required to effectuate a final judgment or decree which requires a right of rescission with respect to those underlying debt securities in connection with any action brought under U.S. federal or state securities laws in respect of those underlying debt securities.

Replacement trust certificates

     If a trust certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York, upon payment by the holder of those expenses as may be reasonably incurred by the trustee in connection with the replacement and the furnishing of whatever evidence and indemnity as the trustee may reasonably require.

     Mutilated trust certificates must be surrendered before new trust certificates will be issued.

Governing law

     The trust certificates and the related trust agreement will each be governed by, and construed in accordance with, the laws of the State of New York.

U.S. INCOME TAX CONSEQUENCES

     The following discussion sets forth the material U.S. federal income tax consequences of the ownership and disposition of the trust certificates and is based on the Code, the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “Service”), all as in effect on the date of this prospectus. In addition, the accompanying prospectus supplement will contain additional disclosure, if any, related to material U.S. federal income tax consequences of the ownership or disposition of the trust certificates described in that prospectus supplement. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This discussion represents the opinion of tax counsel to each trust, subject to the qualifications set forth in this prospectus. This discussion does not purport to address the U.S. federal income tax consequences either to special classes of taxpayers (including banks, other financial institutions, insurance companies, mutual funds, broker-dealers, tax-exempt organizations and persons that hold the trust certificates as part of a straddle, hedging or conversion transaction) or to taxpayers that hold interests in each trust through other persons (including stockholders, partners, or trust beneficiaries). This discussion assumes that the trust certificates will be held by the holders as capital assets as defined in the Code and that the underlying debt securities are properly characterized as debt for U.S. federal income tax purposes. No information is provided in this prospectus with respect to any foreign, state or local tax consequences of the ownership and disposition of the trust certificates or any U.S. federal alternative minimum tax or estate and gift tax considerations. The following discussion applies only to a U.S. Holder (as defined below).

     Prospective investors are urged to consult their own tax advisors with regard to the U.S. federal tax consequences of purchasing, holding and disposing of trust certificates in their own particular circumstances, as well as the tax consequences arising under the U.S. federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which the prospective investors may be subject.

     For purposes of this discussion, “U.S. Holder” means a holder that is: a citizen or resident of the United States; a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state of the United States or the District of Columbia; an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions; or a trust that has elected to be treated as a “domestic trust” or a partnership to the extent the interests in the trust are beneficially owned by any of the persons described in this sentence.

Tax status of each trust

     In the opinion of Morrison & Foerster LLP (“U.S. Federal Tax Counsel”), as will be filed with the SEC in connection with each offering of trust certificates, no trust, under current law then in effect, will be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and each trust will constitute a grantor trust for U.S. federal income tax purposes. Each such opinion is based on the assumption that there will be full compliance with the terms of the organizational documents relating to the trust and any related documents and on a certificate, if any, received from the trust. Accordingly, no trust will be subject to U.S. federal income tax and each certificate holder will be subject to U.S. federal income taxation as if it owned directly the portion of the underlying debt securities allocable to the trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the particular trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the particular trust. No assurance can be given that the Service will agree with the foregoing characterization of trust or that if challenged that the characterization will prevail.

     For example, if a trust were to be classified as a tax partnership instead of a grantor trust, then the trust would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying debt securities by the trust would be allocated to the certificate holders as the partners in a tax partnership according to their respective interests in the trust. The amount of income reportable by the certificate holders as partners in a tax partnership could differ from that reportable by the certificate holders as holders of interests in a grantor trust. A cash basis certificate holder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the trust. As a result, the certificate holder might be taxed on an amount of income greater than the amount of interest received on the trust certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificate holders. Certificate holders should consult their own tax advisors regarding the effect upon them that any re-characterization may have.

     Because each trustee will treat the particular trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the trust, including the one discussed above.

     The following discussion assumes that each trust is, and the trust certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

Income of U.S. certificate holders

     Interest Income and Original Issue Discount. In the opinion of the U.S. Federal Tax Counsel, the trust certificates represent interests in 100% of the liquidation amount of the underlying debt securities and 100% of the distributions payable on the underlying debt securities. Assuming the underlying debt securities are purchased by the trust at par and subject to the discussion in the paragraph below, each trust intends to take the position that the trust certificates do not represent an interest in securities having original issue discount. Based upon the foregoing and assuming the trust certificates are purchased at par, it is reasonable for each holder to report on its U.S. federal income tax return, in a manner consistent with its method of tax accounting, its share of the income earned by the related trust with respect to the underlying debt securities, including any prepayment premium attributable to the redemption of an underlying debt security by the issuer of the underlying debt security.

     Market Discount. In the opinion of the U.S. Federal Tax Counsel, to the extent that a holder is deemed to have purchased its pro rata undivided interest in an underlying debt security at a discount (i.e., the purchase price of a trust certificate allocable to the underlying debt security is less than either (1) the security's stated redemption price or (2) in a case where the underlying debt security has been issued with original issue discount, its adjusted issue price and the discount is more than a de minimis amount) the holder will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying debt security as interest income to the extent of the market discount that accrued while that certificate holder held the trust certificate. Market discount is considered to be de minimis if it is less than one-quarter of one percent of the underlying debt security's stated redemption price multiplied by the number of complete years to maturity remaining after the holder acquired the trust certificate. Alternatively, instead of including market discount when principal payments are made, when the bond is sold or redeemed, etc., a U.S. Holder may elect to include market discount in income on a current basis. A U.S. Holder of a trust certificate that defers rather than currently includes market discount may be required to also defer the deduction for a portion of the interest on any indebtedness incurred or continued to purchase or carry the trust certificate, until the deferred income is realized.

     Bond Premium. In the opinion of the U.S. Federal Tax Counsel, to the extent a holder is deemed to have purchased its pro rata undivided interest in an underlying debt security at a premium (i.e., the purchase price of a trust certificate allocable to an underlying debt security exceeds the total amount payable on the underlying debt security other than qualified stated interest), the premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate holder's basis) under a constant yield method over the term of the underlying debt security provided an election under Section 171 of the Code is made or was previously in effect. Because this election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter, the U.S. Holder should consult its own tax advisor before making the election.

Deductibility of trust's fees and expenses

     In the opinion of the U.S. Federal Tax Counsel, in computing its U.S. federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by each trust as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for the holder's share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale or exchange by holders

     In the opinion of the U.S. Federal Tax Counsel, if a trust certificate is sold or exchanged for a different security or redeemed, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or redemption and the holder's adjusted basis in the trust certificate. A holder's adjusted basis in a trust certificate will equal (1) the holder's cost, increased by any unpaid original issue discount and market discount includible in income with respect to the trust certificate prior to its sale and (2) reduced by principal payments, if any, previously received with respect to the trust certificate and any bond premium amortization previously applied to offset interest income. Except to the extent that the amount realized from disposing of a trust certificate represents payment for qualified stated interest that has been accrued but not yet taken into income, the gain or loss recognized on the sale, exchange or redemption of a trust certificate will generally be capital gain or loss if the trust certificate was held as a capital asset.

Removal of underlying debt securities

     In the opinion of the U.S. Federal Tax Counsel, the removal of the underlying debt securities from a trust and corresponding distribution of the underlying securities to the related certificate holders upon the occurrence of a removal event, tax wind-up event or investment company wind-up event described in this prospectus will not in and of itself result in gain or loss to those certificate holders. A certificate holder, however, should allocate a portion of its basis in its trust certificate to the removed underlying debt security based on the relative values of the different underlying debt securities at the time the trust certificate was purchased. If a fractional amount of a removed underlying debt security is sold by the administrative agent on behalf of the certificate holder (instead of being distributed to the certificate holder), then the certificate holder will have gain (or loss), respectively, to the extent the proceeds from the sale exceed (or fall short of) the basis allocated to the removed underlying debt security. This gain or loss generally would be characterized as capital gain or loss if the trust certificate was held as a capital asset.

Information reporting and backup withholding

     Backup withholding of U.S. federal income tax may apply to payments made with respect to a trust certificate to a registered owner who is not an “exempt recipient” and who fails to provide identifying information (for example, the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and various other entities are exempt recipients. Payments made with respect to a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption.

     In addition, upon the sale of a trust certificate to (or through) a “broker,” the broker must backup withhold on the entire purchase price, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides identifying information in the required manner. A sale must also be reported by the broker to the Service, unless the broker determines that the seller is an exempt recipient.

     Any amounts withheld under the backup withholding rules from a payment to a certificate holder would be allowed as a refund or a credit against the certificate holder's

U.S. federal income tax, provided that the required information is furnished to the Service.

State and local tax considerations

     Potential holders should consider the state and local tax consequences of the purchase, ownership and disposition of the trust certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the trust certificates.

EMPLOYEE RETIREMENT INCOME SECURITY ACT CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA and on collective investment funds, separate accounts and various other entities in which these plans are invested, including insurance company separate and general accounts (all of which are referred to in this prospectus as “ERISA Plans”), and on persons who are fiduciaries (as defined in Section 3(21) of ERISA) with respect to these ERISA Plans. The Code also imposes various requirements on ERISA Plans and on other retirement plans and arrangements that are not subject to ERISA, including individual retirement accounts and Keogh plans (these ERISA Plans and other plans and arrangements are referred to in this prospectus as “Plans”).

     Before proceeding with an investment in trust certificates on behalf of a Plan, the person with investment discretion on behalf of the Plan (the “Plan Fiduciary”) should review with its legal advisors whether the purchase or holding of trust certificates would be a suitable investment for the Plan. The following discussion and any discussion in a related prospectus supplement is not intended to be exhaustive, but illustrative of some of the legal issues which may be of concern to a Plan Fiduciary considering an investment in trust certificates on behalf of a Plan. Because of the many factual patterns which may develop in connection with the purchase or holding of trust certificates, independent advice should be sought regarding each Plan's particular situation.

ERISA's fiduciary standards

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. Each Plan Fiduciary of an ERISA Plan must give appropriate consideration to the facts and circumstances that are relevant to an investment in the trust certificates, including the role that an investment in the trust certificates plays in the ERISA Plans' investment portfolio. Each Plan Fiduciary of an ERISA Plan, before deciding to invest in the trust certificates, must be satisfied that an investment in the trust certificates is a prudent investment for the ERISA Plan, that the investments of the

ERISA Plan, including the investment in the trust certificates, are diversified so as to minimize the risk of large losses and that an investment in the trust certificates complies with the ERISA Plan and related trust documents.

Prohibited transaction rules

     Unless a statutory or administrative exemption is available, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in a broad range of transactions with persons (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have specified relationships to the Plan. The types of transactions between Plans and Parties in Interest that are prohibited include: (1) sales, exchanges or leases of property, (2) loans or other extensions of credit and (3) the furnishing of goods and services. Parties in Interest that participate in a non-exempt prohibited transaction may be subject to an excise tax under ERISA or the Code. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by these persons and various other liabilities that may have a significant adverse effect on these persons.

     An investment in trust certificates by a Plan might result in the underlying debt securities or other assets of a trust being deemed to constitute assets of that Plan, which in turn would mean that these assets, and various underlying aspects of the investment, including the operation of the trust, would be subject to the prohibited transaction rules of ERISA and Section 4975 of the Code. In addition, it might also mean that the Plan Fiduciary deciding to invest in the trust certificates may be regarded as having delegated fiduciary responsibility to each related trustee with respect to the investment. Under regulations issued by the U.S. Department of Labor (the “Plan Asset Regulations”), the assets of a trust would be treated as assets of a Plan that acquires trust certificates unless one of the exceptions contained in the Plan Assets Regulations is applicable. No assurance can be given as to whether any of the exceptions set forth in the Plan Asset Regulations will apply to a trust and, thus, an acquisition of trust certificates by one or more Plans could result in the trust's assets being treated as assets of Plan investors. For example, under the Plan Asset Regulations, the assets of a trust would not be considered assets of a Plan if the trust certificates constitute “publicly offered securities.” For this purpose, a publicly-offered security is a security that is:

•	freely transferable;

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other; and

•

either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year.

The accompanying prospectus supplement will indicate if the depositor believes a class of trust certificates may constitute “publicly offered securities.” Under the Plan Asset Regulations, the assets of a trust also will not be considered assets of a Plan if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors.” For this purpose, benefit plan investors are defined to include Plans as well as other types of employee benefit plans that are not subject to ERISA or Section 4975 of the Code (for example, governmental plans and foreign plans). Unless an accompanying prospectus supplement provides otherwise, either the initial sales of the trust certificates nor any subsequent transfers of the trust certificates will be monitored to comply with the 25% limit described above.

     Each trust has been structured with the intention that, if the trust's assets were treated as assets of any Plan, the operations of the trust, and functions of the trustee, will be restricted to limit the exercise of discretion on the part of the related trustee, in order to minimize the potential for prohibited transactions. Nevertheless, each Plan Fiduciary contemplating an investment in the trust certificates should consult with its legal advisors and review all of the terms of the trust agreement and the underlying debt securities. In addition, Plan Fiduciaries cannot purchase trust certificates on behalf of a Plan unless an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code applies to the purchase of the trust certificates and, if applicable, to the holding and disposition of the trust certificates and to the underlying transactions of a trust. For example, various exemptions may apply if the Plan Fiduciary is a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption (“PTE”) 84-14 and PTE 96-23, respectively), and the other conditions to the applicability of PTE 84-14 or PTE 96-23 are satisfied with respect to the acquisition of the trust certificates and, if applicable, to the continued holding and disposition of the trust certificates as well as to the underlying transactions of the trust. Alternatively, other exemptions may apply if the Plan is an insurance company separate or general account or a bank collective investment fund and the conditions to the applicability of PTE 90-1 (for insurance company pooled separate accounts), PTE 95-60 (for insurance company general accounts) or PTE 91-38 (for bank collective funds) are satisfied so that one of those PTEs applies to the acquisition of the trust certificates and, if applicable, to the continued holding and disposition of the trust certificates, as well as to the underlying transactions of the trust.

     Each Plan Fiduciary must be sure that any applicable exemption applies not only to the acquisition of the trust certificates but also, if applicable, to the continued holding and disposition of the trust certificates and to the underlying transactions of the trust. In this regard, there can be no assurance that even if the conditions specified in one or more of the PTEs are met that the scope of the relief provided by the PTEs covers all acts which might be construed as prohibited transactions. Accordingly, each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent that its acquisition of the trust certificates will not constitute or result in a non-exempt prohibited transaction. In addition, if the trust certificates do not constitute “publicly offered securities,” each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent that either:

•

the Plan is so represented in this regard by a QPAM or INHAM and will be so represented for so long as the Plan holds a trust certificate, and that the other conditions of PTE 84-14 or PTE 96-23 are and will at all times be satisfied;

•	the conditions to the applicability of PTE 90-1, PTE 95-60 or PTE 91-38 are and will at all times be satisfied; or

•

the conditions of another applicable exemption are and will at all times be satisfied, so that in the case of this bullet point or the previous two, the applicable exemption applies to the purchase, continued holding and disposition of the trust certificates, as well as to the underlying securities of the trust.

     In addition, if the trust certificates do not constitute “publicly offered securities,” the trust certificates generally should not be purchased by a Plan if the related trustee, the depositor, any selling agent, the related issuers or any of their respective affiliates either:

•	has investment discretion with respect to the investment of the Plan's assets; or

•

regularly gives investment advice with respect to the Plan's assets for a fee, pursuant to an understanding that this advice will serve as a primary basis for investment decisions with respect to the Plan's assets and that this advice will be based on the particular investment needs of the Plan.

     In addition, and regardless of the applicability of any of the PTEs described above, a prohibited transaction may still occur under ERISA or the Code where there are circumstances indicating that:

•	the investment in trust certificates is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA;

•

the investment constitutes an arrangement under which it is expected that a trust will engage in transactions which would otherwise be prohibited if entered into directly by the Plan purchasing the trust certificates;

•	the Plan, by itself, has the authority or influence to cause a trust to engage in these transactions; or

•	the Party in Interest may, but only with the aid of the Plan, cause a trust to engage in transactions with the Party in Interest.

Governmental plans and other exempt plans

     Various employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, these plans are subject to prohibitions against various related-party transactions under Section 503 the Code, which prohibitions operate similar to the above-described prohibited transaction rules. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon the plan.

     We express no view whether an investment in trust certificates (and any continued holding of the trust certificates), or the operation and administration of a trust, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local, or other law respecting the plan.

     THE SALE OF TRUST CERTIFICATES TO PLANS IS IN NO RESPECT A REPRESENTATION BY A TRUST, THE RELATED TRUSTEE, THE DEPOSITOR, ANY SELLING AGENT, THE RELATED ISSUERS, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE TRUST CERTIFICATES THAT THESE INVESTMENTS MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THESE INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN FIDUCIARY THAT PROPOSES TO CAUSE A PLAN TO PURCHASE THE TRUST CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA AND THE CODE TO THAT INVESTMENT AND WHETHER ANY EXEMPTION WOULD BE APPLICABLE AND DETERMINE ON ITS OWN WHETHER ALL CONDITIONS OF THE EXEMPTION OR EXEMPTIONS HAVE BEEN SATISFIED.

PLAN OF DISTRIBUTION

     We may offer the trust certificates from time to time through one or more selling agents, as specified in the accompanying prospectus supplement, for sale to investors. The name of each selling agent involved in the sale of trust certificates, as well as any discount, commission or other compensation payable to each selling agent, as the case may be, will be specified in the accompanying prospectus supplement.

     The particular trust may sell the trust certificates at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to those prevailing market prices, or at negotiated prices, as specified in the accompanying prospectus supplement.

     In connection with the sale of trust certificates, the applicable selling agent(s) may be deemed to have received compensation from the particular trust or from investors for whom they may act as agents. We estimate that the aggregate offering expenses per offering of trust certificates will be $_____.

     The trust and each selling agent participating in the distribution of the trust certificates will be statutory underwriters within the meaning of the U.S. federal securities laws. In addition, the depositor, the trust and each selling agent participating in the distribution of the trust certificates will be statutory underwriters within the meaning of the U.S. federal securities laws with respect to the underlying debt securities which were purchased by the depositor in their initial offering for deposit into a trust. Any discounts, concessions or commissions received by the selling agents and any profit realized by them on the sale of those trust certificates may be deemed to be underwriting discounts and commissions under the U.S. federal securities laws.

LEGAL MATTERS

     The legality of the trust certificates will be passed upon for the depositor and any selling agents by Morrison & Foerster LLP, New York, New York.

$500,000,000

Bond Trust Products LLC

Depositor

Pass-Through Certificates

Prospectus

______________ __, 2004

For 90 days following the date of the prospectus supplement accompanying this prospectus, all selling agents or dealers selling the trust certificates are required to deliver a copy of this prospectus and the accompanying prospectus supplement to their potential investors. This is in addition to the selling agents’ or dealers’ obligation to deliver a copy of this prospectus and the accompanying prospectus supplement to their potential investors when acting as an agent of the depositor in soliciting offers to purchase trust certificates.

The selling agents or dealers selling the trust certificates also will deliver the prospectuses or offering materials relating to the underlying debt securities for underlying debt securities which were purchased by the depositor in their initial offering for deposit into the trust.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14 Other Expenses of Issuance and Distribution.

Expenses in connection with the offering of the trust certificates being registered hereunder, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee	$40,450
Printing and Engraving	$*
Legal Fees and Expenses	$*
Trustee Fees and Expenses	$*
Rating Agency Fees	$*
Listing Fees and Expenses	$*
Blue Sky Fees and Expenses	$*
Miscellaneous	$*

Total	$*

* To be provided by pre-effective amendment.

Item 15. Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of the State of Delaware proves that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 12 of the Limited Liability Company Agreement of the depositor provides that the depositor shall pay and shall protect, indemnify and save harmless the manager, the members and any officers, employees, agents and servants of the depositor and all persons controlling, controlled by or under common control or otherwise affiliated with any of them (each of the foregoing an “Indemnified Person”) from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, fees and expenses of counsel) of any nature (including, without limitation, under any federal, state or foreign securities laws, rules or regulations) arising from or relating to (a) the Limited Liability Company Agreement, (b) the transactions contemplated by the Limited Liability Company or by any of the documents to which the depositor may be a party, whether now existing or hereinafter arising, and (c) the actions of any Indemnified Person (or the failure or and Indemnified Person to act) in their respective capacities for the Company (all of the foregoing being collectively referred to as “Indemnified Amounts”); excluding, however, Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Person in performing such

Indemnified Person’s obligations hereunder, under the Act or pursuant to any employment or other similar agreement. If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Person, the depositor will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by its counsel (which counsel shall be reasonably satisfactory to the affected Indemnified Person or Persons) and shall pay all costs of defense as incurred unless and until it is finally determined by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder.

Item 16. Exhibits and Financial Statement Schedules

     (a) Exhibits

3.1	Limited Liability Company Agreement of Bond Trust Products LLC†

4.1	Form of Trust Agreement, with form of Trust Certificate attached thereto†

4.2	Form of Selling Agent Agreement*

4.3	Form of Administrative Agent Agreement**

5.1	Opinion of Morrison & Foerster LLP*

8.1	Opinion of Morrison & Foerster LLP*

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 and Exhibit 8.1 hereto)*

25.1	Statement of Eligibility of Trustee on Form T-1†

*To be filed by pre-effective amendment.
 **Filed herewith.
†Previously filed.

     (b) Financial Statement Schedules

          Not Applicable

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 ,and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Limited Liability Company Agreement of Bond Trust Products LLC†
4.1	Form of Trust Agreement, with form of Trust Certificate attached thereto†
4.2	Form of Selling Agent Agreement*
4.3	Form of Administrative Agent Agreement**
5.1	Opinion of Morrison & Foerster LLP*
8.1	Opinion of Morrison & Foerster LLP*
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 and Exhibit 8.1 hereto)*
25.1	Statement of Eligibility of Trustee on Form T-1†

*To be filed by pre-effective amendment.
**Filed herewith.
†Previously filed.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, Delaware, on the 9th day of June, 2004.

BOND TRUST PRODUCTS LLC

/s/ Steven J. Hartman

Name: Steven J. Hartman Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Amendment No. 5 to the Registration Statement has been signed by the following persons for Bond Trust Products LLC in the capacities indicated, on the 9th day of June, 2004.

Signature	Title	Date

/s/ Steven J. Hartman	Chief Executive Officer and Manager (Principal Executive Officer)	June 9, 2004

Steven J. Hartman

/s/ Phillip Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	June 9, 2004

Phillip Johnson

[FORM OF PROSPECTUS SUPPLEMENT]

Subject to Completion, dated ____________ __, 200_

PROSPECTUS SUPPLEMENT (To Prospectus dated ____________ __, 200_)

$_________ Bond Trust Products Trust [ ]
Pass-Through Certificates

     The trust will issue and sell a single class of trust certificates. The trust certificates will represent undivided beneficial interests in the trust assets, which will consist of:

•	[________ senior debt securities [and _____________ subordinated debt securities] of issuers of InterNotes®, [including statutory or common law trusts;]

•

___________ senior debt securities [and ____________ subordinated debt securities] that are issued, or fully and unconditionally guaranteed, by other entities subject to Securities Exchange Act of 1934 reporting requirements;]

•	[________ senior debt securities [and _____________ subordinated debt securities] of banks and, government-sponsored entities[, each of whom may be issuers of InterNotes®];

•	any payments on those securities; and

•	cash and temporary “eligible investments.”

     [Application has been made to list the trust certificates on the American Stock Exchange under the proposed symbol “___________”.]

     Holders of the trust certificates will receive a pro rata share (after payment of any required trust expenses and reserves for future expenses) of:

•

interest payments received by the trustee with respect to the underlying debt securities and other trust assets payable [monthly] on [[___] and on the [___] day of each month thereafter] [semiannually] [quarterly] on [____ [,___, ____] and ____ of each year, beginning ______];

•	principal, premium, if any, and interest payments received by the trustee with respect to the underlying debt securities on their stated maturity date or any earlier redemption date; and

•	any underlying debt securities if the trustee removes those underlying debt securities from the trust.

     The trust certificates:

•	will be issued in initial principal balances of $_____ and integral multiples of $_____;

•	will have an initial distribution rate, after payment of trust expenses and reserves for future trust expenses, of ___% per year, and a final scheduled distribution date of ______; and

•	will not represent an obligation of, or be guaranteed by, us or any other entity.

     You should review the information in the section entitled “Risk Factors” beginning on page __ of the accompanying prospectus prior to making a decision to invest in the trust certificates.

	Per Certificate	Total

Public Offering Price[1]	$	$
Selling Concession	$	$
Proceeds to Trust	$	$

[(1) Plus distributions, if any, from ________, if settlement occurs after that date.]

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We expect delivery of the trust certificates to be made to investors in book-entry only form through the facilities of The Depository Trust Company on or about ____________ __, 200_.

Incapital LLC

The date of this prospectus supplement is ___________.

     [INCLUDE IN PRELIMINARY PROSPECTUS SUPPLEMENT:

     The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.]

Table of Contents

Prospectus Supplement

InterNotes is a registered trademark of Incapital Holdings LLC.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     In connection with deciding to invest in the trust certificates offered pursuant to this prospectus supplement, you should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and neither the trust nor [any][the] selling agent[s] is, making an offer to sell the trust certificates or soliciting an offer to buy the trust certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on their respective front cover pages.

     This prospectus supplement and the accompanying prospectus provide only summary information with respect to the issuers of the underlying debt securities that constitute the trust assets, or the “underlying debt securities.” More detailed information relating to the underlying debt securities and their issuers will be included or incorporated by reference from the prospectuses and the supplements to these prospectuses or other offering documents relating to the offering and sale of the underlying debt securities by each related issuer.

     The depositor confirms that this prospectus supplement and the accompanying prospectus, including the information in or incorporated by reference in this prospectus supplement or the accompanying prospectus, contain all information regarding the depositor, the trust and the terms of the trust certificates material to investors in the trust certificates and is not misleading in any material respect and that, to the knowledge of the depositor, the depositor has not omitted any information that would make any statement that is included or incorporated by reference in this prospectus supplement or the accompanying prospectus misleading in any material respect.

     This prospectus supplement and the accompanying prospectus, as well as the information herein or therein incorporated by reference in this prospectus supplement or the accompanying prospectus, include information designed to comply with the rules governing the listing of securities on the American Stock Exchange. The American Stock Exchange takes no responsibility for the contents of this prospectus supplement or the accompanying prospectus, including the information incorporated by reference, makes no representation as to the accuracy or completeness of the information included or incorporated by reference in this prospectus supplement or the accompanying prospectus and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement or the accompanying prospectus, including the information herein or therein incorporated by reference.

     For 90 days following the date of this prospectus supplement, all selling agents or dealers selling the trust certificates are required to deliver a copy of this prospectus supplement and the accompanying prospectus to their potential investors. This is in addition to the selling agents’ or dealers’ obligation to deliver a copy of this prospectus supplement and the accompanying prospectus to their potential investors when acting as an agent of the depositor in soliciting offers to purchase trust certificates.

     The selling agents or dealers selling the trust certificates also will deliver the prospectuses or offering materials relating to the underlying debt securities for underlying debt securities which were purchased by the depositor in their initial offering for deposit into the trust.

     The offering period for the trust certificates will terminate on [date]. The depositor reserves the right to withdraw, cancel or modify the offering of the trust certificates without notice and may accept or reject offers to purchase trust certificates, in whole or in part, in its sole discretion.

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bond Trust Products LLC and all references to “you” refer to the holders of trust certificates.

SUMMARY

     This summary highlights certain of the material terms of the trust certificates. It does not contain all of the information that you need to consider in making a decision to invest in the trust certificates. As a result, you should read carefully and in full this prospectus supplement and the accompanying prospectus, and the matters set forth under “Risk Factors” beginning on page _____ of the accompanying prospectus.

The Trust

     Bond Trust Products Trust [ ], a newly formed Delaware business trust.

Securities Offered

     Pass-Through Certificates of the Bond Trust Products Trust [ ].

Initial Aggregate Principal Balance of Trust Certificates

     The initial aggregate principal balance of the trust certificates will equal the initial aggregate outstanding principal amount of the underlying debt securities.

Denominations

     The trust certificates will be issued in initial balances of $_____. The $______ initial principal balance of each trust certificate will be reduced each time there is a distribution of principal on an underlying debt security or if there is a removal event, tax wind-up event or investment company wind-up event, as described in the accompanying prospectus.

Issue Date of Trust Certificates

     _______________ __, 20__

Final Scheduled Distribution Date of Trust Certificates

     _______________ __, 20__

Trust Assets

     The trust certificates represent undivided beneficial ownership interests in the assets of the trust. The assets of the trust will consist initially of (1) the senior or subordinated debt securities of issuers that meet the eligibility requirements set forth under “Description of the Underlying Debt Securities–Eligibility” in the accompanying prospectus and (2) any payments on or with respect to those debt securities.

     [Substantially all][__%] of the underlying debt securities will be redeemable, in whole or in part, prior to their stated maturity at the option of the related issuer at the redemption price applicable to those underlying debt securities].

Composition of the Trust

     The following information will apply to the overall composition of the underlying debt securities that the related issuers have agreed to sell to the depositor:

Number of issuers:
Aggregate principal amount:	$
Average principal amount:	$
Largest principal amount:	$
Weighted average maturity:
Weighted average interest rate:	% per year
[Senior secured debt]	%
[Senior unsecured debt]	%
[Subordinated debt]	%

Initial Distribution Rate

     The trust certificates initially will have a distribution rate, after payment of trust expenses and reserves, of [___%] per year. This rate will change over time depending upon the weighted average interest rate of the underlying debt securities remaining in the trust.

Scheduled Interest Distributions

     Interest payments received by the trustee with respect to the underlying debt securities and other trust assets will be payable [monthly on [___] and on the [___] day of each month thereafter] [semiannually][quarterly] on ____[, _____, _____] and ____ of each year, beginning ______, and each of these dates is collectively referred to in this prospectus supplement as “regular distribution dates.” On each of these dates, or if that date is not a business day, on the business day immediately following that regular distribution date, you will be entitled to receive, to the extent received by the trustee and after payment of required trust expenses and reserves, a pro rata share of those interest payments. Interest on the certificates will be computed on the basis of a 360-day year of twelve 30-day months.

Scheduled Principal Distributions

     Upon the maturity or earlier redemption of the underlying debt securities, which we refer to as a “final scheduled distribution date,” you will be entitled to receive your pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to the underlying debt securities, after payment of any required trust expenses and reserves. Upon the occurrence of a removal event, tax wind-up event or investment company wind-up event, or following the dissolution of the trust, your pro rata share of the underlying debt securities will be distributed to you, less your pro rata portion of the trust expenses and reserves, except that you may receive cash in lieu of fractional underlying debt securities, as described under “Description of the Trust Certificates – Removal of underlying debt securities” in the accompanying prospectus.

Special Distributions

     If the trustee receives a payment on any underlying debt securities after the regular distribution date with respect to that payment, then the trustee will make a special pro rata distribution of that payment, less any applicable trust expenses, immediately following receipt of that payment. No additional amounts will accrue on any trust certificates or be owed to certificate holders as a result of the receipt of a payment on an underlying debt security after the date of the distribution with respect to that payment.

Record Dates

     Distributions on the trust certificates on a regular distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying debt securities held by the trust to make a required payment prior to the regular distribution date with respect to that payment will be made to holders as of the “record date” for that regular distribution date or special distribution date, as the case may be, which will be the business day immediately preceding that regular distribution date or special distribution date, as the case may be.

Removal of Underlying Debt Securities

     Underlying debt securities will be removed from the trust upon the occurrence of a removal event, a tax wind-up event or an investment company wind-up event, each as described under “Description of the Trust Certificates–Removal of underlying debt securities” in the accompanying prospectus.

Survivor’s Option

     The “survivor’s option” provides that the trust agrees to repurchase, at the request of the authorized representative of the beneficial owner of a trust certificate who has died, part or all of that trust certificate, so long as that trust certificate was acquired by the beneficial owner at least six months prior to the request.

     A trust will repurchase a trust certificate only as a result of the exercise of the survivor’s option to the extent that:

•	the underlying debt securities also have survivor’s option provisions that the trust can elect to exercise on behalf of the beneficial owner of that trust certificate; and

•	the issuer of the underlying debt securities honors the trust’s election.

See “Description of the Trust Certificates – Survivor’s option” in the accompanying prospectus.

Depositor

     Bond Trust Products LLC, a wholly owned limited purpose subsidiary of Incapital Holdings LLC.

Trustee

     The Bank of New York Trust Company of Florida, N.A.

Delaware Trustee

     The Bank of New York (Delaware)

Administrative Agent

     Incapital Holdings LLC.

Form and Denomination

     The trust certificates will be represented by global certificates deposited with the trustee as custodian for The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co. or another nominee designated by DTC. The trust certificates will be issued and delivered in book-entry only form through the facilities of DTC for the accounts of its participants[, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and Clearstream Banking, societe anonyme, or “Clearstream Luxembourg,”] except in limited circumstances described under “Description of the Trust Certificates—Definitive trust certificates” in the accompanying prospectus. The trust certificates will be denominated in, and distributions on the trust certificates will be payable in, U.S. dollars.

Listing

     Application has been made to list the trust certificates on the American Stock Exchange under the proposed symbol “__________.”

U.S. Federal Income Tax Consequences

     The trust will be classified as a grantor trust for U.S. federal income tax purposes. Each holder will be treated as if it owns a pro rata portion of the underlying debt securities. The trust will not be classified as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. See “U.S. Federal Income Tax Consequences” in the accompanying prospectus.

Ratings

     The trust certificates are expected to be rated [“___” by Moody’s][and][“___” by S&P]. A rating of the trust certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. See “Ratings” in this prospectus supplement.

Risk Factors

     See “Risk Factors” in the accompanying prospectus for a discussion of the factors you should consider prior to investing in the trust certificates.

FORMATION OF THE TRUST

     The trust will be a Delaware business trust formed on the initial issue date of the trust certificates pursuant to a trust agreement, among Bond Trust Products LLC, as depositor (the depositor), The Bank of New York Trust Company of Florida, N.A., as trustee (the trustee), The Bank of New York (Delaware), as the Delaware trustee, and Incapital Holdings LLC, as the administrative agent. The trust agreement will provide for the operation of the trust in accordance with the description set forth herein and in the accompanying prospectus.

USE OF PROCEEDS

     The proceeds from the sale of the trust certificates are expected to be $________. All of the proceeds will be used to purchase the underlying debt securities at an aggregate purchase price of $_____. The difference between the aggregate public offering price set forth on the cover page of this prospectus supplement and the price paid by the trust for the underlying debt securities deposited into the trust will equal the selling concession paid to the selling agent[s]. Expenses of the offering will be paid by the trust out of payments of interest and principal received by the trustee.

SUPPLEMENTAL DESCRIPTION OF THE TRUST CERTIFICATES, THE UNDERLYING DEBT SECURITIES AND THE TRUST

     This prospectus supplement and the accompanying prospectus contain limited information with respect to the underlying debt securities of the related issuers since they relate only to the trust certificates. Relevant information is included or incorporated by reference in the prospectuses or other offering documents of the related issuers relating to the offer and sale of their underlying debt securities.

     The selling agent[s] have agreed to deliver directly to purchasers of the trust certificates copies of the prospectuses or other offering documents of the issuers of the underlying debt securities for debt securities which were purchased by the depositor in their initial offering for deposit into the trust. The information included or incorporated by reference in those prospectuses or offering documents is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus in any respect.

     The trust will not have any assets other than underlying debt securities from which to make distributions on the trust certificates. Consequently, the ability of certificate holders to receive distributions with respect to the trust certificates will depend entirely on the trust’s receipt of payments on the underlying debt securities from the related issuers.

Issuers of underlying debt securities

     The following chart identifies the issuers of underlying debt securities whose underlying debt securities will be included initially in the trust assets. The chart also contains important information about these issuers.

     As a prospective purchaser of trust certificates, you should review carefully the prospectus, prospectus supplement or other offering documents and the information incorporated by reference in those documents of the issuers of the underlying debt securities and the terms of the underlying debt securities as in your judgment is necessary to make an informed decision with respect to an investment in the underlying debt securities. The issuers of the underlying debt securities are not participating in this offering of trust certificates in any way and have no obligations under the trust certificates.

Issuer	Description of Issuer	SEC File No. for Issuer	Registration Statement File No. for Underlying Debt Security	Primary Issuer (Y/N)

Composition of the trust assets; terms of underlying debt securities

     The principal amount of underlying debt securities of any single issuer to be held as assets of the trust will represent, at the initial issue date of the trust certificates, less than 10% of the aggregate principal amount of all underlying debt securities held as assets of the trust. However, due to redemption or removal, or the maturity of, underlying debt securities held by a trust, the concentration of assets of a trust may change following the issue date and it is possible that over time more than 10% of the assets of a trust will be comprised of underlying debt securities of a single issuer.

     As of the date of this prospectus supplement, the following information will apply to the overall composition of the underlying debt securities:

Number of issuers:
Aggregate principal amount:	$
Average principal amount:	$
Largest principal amount:	$
Weighted average maturity:
Weighted average interest rate:	% per year
[Senior secured debt]	%
[Senior unsecured debt]	%
[Subordinated debt]	%

     The scheduled maturity dates of the underlying debt securities range from ___________ __, 20__ to ___________ __, 20__, and the initial weighted average remaining life of the Underlying Debt Securities is _______ years. We expect that the last distribution on the trust certificates will be made on ____________ __, 20__.

     As of the date of this prospectus supplement, the following information will apply to the underlying debt securities:

Issuer	Corporation Trust/Other	CUSIP	Rank	Coupon/ Formula	Day-Count Convention	Interest Payment Date(s)	Principal Amount ($ MM)	% of Aggregate Principal Amount	Maturity Date	First Redemption Date	Redemption Price	Moody's Rating	S&P Rating	Survivor's Option	Listing	Agented or Underwritten offering

     The following charts provide additional data regarding:

•	the estimated future average interest rates on the trust certificates; and

•	the estimated future payments that you may receive on the trust certificates.

     These yields and payments may be affected by a variety of future events. See “Risk Factors–The average maturity and yield to maturity of your trust certificates may vary” and “Risk Factors–A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates generally will result in the distribution of underlying debt securities to you, which could result in a loss on your investment” in the accompanying prospectus for some of the future events that may impact these yields and payments These yields and payments may also be affected by the income earned on eligible investments.

Estimated Future Average Interest Rates

Date	Estimated Weighted Average Interest Rates	Estimated Weighted Average Interest Rates After Trust Expenses

Estimated Future Payments

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Expenses

     On each regular distribution date and on the final scheduled distribution date, the trustee will designate out of the interest and, if necessary, principal, if any, payments received by it on the assets of the trust as trust expenses an amount equal to the product of (1) the aggregate principal balance of the outstanding trust certificates of the trust on the business day immediately preceding that regular distribution date and (2) ____%, which amount we refer to as the “available expense amount.” Out of the available expense amount, the trustee will pay its own fee for services, as well as legal, accounting, rating agency, exchange listing, organizational, administrative agent and other expenses incurred from time to time on behalf of the trust, and will fund a reserve account for future trust expenses. If on any distribution date there are insufficient assets to pay the available expense amount required to be paid by the trust, funds in the reserve account will be applied to pay actual trust expenses. If funds in the reserve account are not sufficient to pay these actual trust expenses, then the trust will be responsible to pay them on a subsequent distribution date. If, on the final distribution date, there are insufficient assets to pay all required accrued and unpaid expenses of the trust, the trust may retain underlying assets, and not distribute them to you, in an amount equal to your pro rata portion of these expenses.

PLAN OF DISTRIBUTION

     The depositor and the selling agent[s] [have] entered into a selling agency agreement, dated as of [_______], pursuant to which, on the terms and subject to the conditions contained in that agreement, [the][each] selling agent has agreed that it will, on behalf of the depositor, use its reasonable efforts to solicit offers to purchase the certificates.

     The offering period for the trust certificates will terminate on the initial issue date of the trust certificates. The depositor reserves the right to withdraw, cancel or modify the offering of trust certificates without notice and may accept or reject offers to purchase the trust certificates, in whole or in part, in its sole discretion.

     The selling agency agreement provides that the obligation of the selling agent[s] to solicit offers to purchase the trust certificates is subject to the approval of certain legal matters by its counsel to the accuracy in all material respects of the depositor’s representations in the selling agency agreement, to the delivery by the depositor of an officer’s trust certificate, to the effectiveness of the registration statement covering the trust certificates and to the trust certificates being assigned the ratings specified under “Ratings” in this prospectus supplement.

     The closing conditions for the sales of the underlying debt securities to the depositor must be satisfied on the initial issue date of the trust certificates and generally provide for the delivery of officer’s trust certificates, legal opinions and comfort letters confirming the legality and investment grade rating of those underlying debt securities, the accuracy of the representations of the related issuers (including the disclosure in their prospectuses or comparable offering documents), the effectiveness of the registration statements of the related issuers and the absence of customary market out conditions.

     The selling agent[s] will receive a concession on the sale of the certificates in the aggregate amount of $_____.

     The trust and the selling agent[s] participating in the distribution of the trust certificates will be statutory underwriters within the meaning of the U.S. federal securities laws. In addition, the depositor, the trust and the selling agent[s] participating in the distribution of the trust certificates will be statutory underwriters within the meaning of the U.S. federal securities laws with respect to the underlying debt securities which were purchased by the depositor in their initial offering for deposit into a trust. Any discounts, concessions or commissions received by the selling agent[s] and any profit realized by them on the sale of those trust certificates may be deemed to be underwriting discounts and commissions under the U.S. federal securities laws.

     In addition, the depositor and each selling agent participating in the distribution of the trust certificates will be deemed to be statutory underwriters within the meaning of the U.S. federal securities laws with respect to the underlying debt securities which were purchased by the depositor in their initial offering for deposit into a trust.

     The trust certificates are a new issue of securities and, accordingly, prior to this offering, there was no market for the trust certificates. Although application has been made to list the trust certificates on the American Stock Exchange, there can be no assurance that any listing will be granted. In addition, there can be no assurance that any trading market for the trust certificates will develop or be maintained or be liquid.

LISTING AND GENERAL INFORMATION

     Application has been made to list the trust certificates on the American Stock Exchange. There can be no assurance that such listing will be granted. In connection with the listing application, the trust agreement and a legal notice relating to the issuance of the trust certificates will be deposited prior to listing with the American Stock Exchange, where copies of those documents may be obtained. You also may request copies of the above documents (free of charge) together with this prospectus supplement and the accompanying prospectus, the selling agency agreement and all future distribution statements, annual reports and other public filings of the trust, so long as the trust certificates are listed on the American Stock Exchange, at the main office of The Bank of New York Trust Company of Florida, N.A., our paying agent. The trust’s first distribution statement will be available within 15 calendar days following the trust’s receipt of any payments on the underlying debt securities. In connection with the original distribution of the trust certificates, copies of the prospectuses or other offering documents relating to the underlying debt securities of the related issuers also will be available, upon request (free of charge), at the offices of our paying agent during usual business hours.

     The trust is not involved in any litigation, arbitration or administrative proceeding relating to claims in amounts which may have or have had a significant effect on the trust, nor, so far as the depositor is aware, is any such litigation, arbitration or administrative proceeding involving it pending or threatened.

     As of the initial issue date, the issuance of the trust certificates will have been authorized by the managing member of the depositor by a consent dated on ___________. Since its formation, the depositor has not engaged in any activities except for the activities described herein relating to the issuance of the trust certificates.

     The trust certificates will be assigned CUSIP number _________[, ISIN US _________ and Common Code number ____ ][and have been accepted for clearance through Euroclear and Clearstream Luxembourg].

RATINGS

     Upon issuance, the trust certificates are expected to be rated [“__” by Moody’s Investors Services, Inc. or “Moody’s”][and][“__” by Standard & Poor’s Ratings Services or “S&P”]. A rating of the trust certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances (including ratings of the underlying debt securities) in the future so warrant.

[Moody’s rating

     Moody’s rating only addresses the ultimate receipt of interest and principal on the underlying debt securities, and substantially is based on the average credit quality of the underlying debt securities. The rating of the trust certificates should be expected to change as the credit quality of the underlying debt securities changes. The rating assigned by Moody’s assumes the investor will hold the trust certificates and any underlying debt securities received in connection with a removal event until their respective final stated maturity. Moody’s rating does not address losses that might occur if an investor decides to sell any of the underlying debt securities received in connection with a removal event prior to their maturity. Further, upon the removal of an underlying debt security as described herein, the Moody’s rating will reflect the changed composition of the underlying debt securities. The rating will be based solely on the average credit quality of the remaining underlying debt securities currently being held by the trust on behalf of the trust certificate holders, and will no longer reflect the credit risk of those underlying debt securities that have been removed from the trust. Any future ratings assigned following the removal of an underlying debt security will address the ultimate receipt of interest and principal distributions on the then prevailing outstanding aggregate principal balance of the trust certificates.

     Moody’s rating is based on the expected loss posed to investors. Expected loss is a function of both the default probability and loss severity of an investment. In some cases, the implied default probability of an investment may differ substantially from the default probability implied by a similarly rated corporate obligation. Certain investments may have a much higher default probability than another similarly rated investment, but will correspondingly have a much lower loss severity. Investors should note, however, that investments that have identical ratings will also have similar expected losses, regardless of any differences in the implied default probabilities or loss severities of the investments.]

[S&P rating

     S&P’s rating only addresses the timely receipt of interest and principal distributions on the then prevailing outstanding aggregate principal balance of the trust certificates. This assessment considers the credit quality of the underlying debt securities. The rating does not address market price losses that might occur if an investor decides to sell the trust certificates prior to the final scheduled distribution date or if an investor decides to sell any of the underlying debt securities received as the result of the occurrence of a removal event prior to the final scheduled distribution date.

S&P’s rating assumes that the investor will hold the trust certificates and any underlying debt securities delivered to the investor until the final maturity of the trust certificates or the underlying debt securities as relevant. The rating considers the cash flow generated by the underlying debt securities. S&P’s rating may change due to changes in the portfolio that occur when an underlying debt security is removed from the trust.

     S&P’s rating is not a recommendation to purchase, sell, or hold any security held or issued by the trust, inasmuch as they do not comment as to market price, yield or suitability for a particular investor. The rating is based on current information furnished to S&P’s by the trust or obtained by S&P’s from other sources it considers reliable. S&P’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.]

LEGAL MATTERS

     The legality of the trust certificates will be passed upon for the depositor and the selling agent[s] by Morrison & Foerster LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the trust certificates. This prospectus supplement and the accompanying prospectus is part of the registration statement, but the registration statement includes additional information, including the form of the trust agreement for each trust.

     We will file with the SEC periodic reports as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. These reports will include:

•

current reports on Form 8-K that relate to the payments on the trust certificates and include specific information about the performance of the underlying debt securities held as assets by a particular trust, including distribution reports;

•	annual reports on Form 10-K that include an annual statement from the trustee as to compliance with the trust agreement; and

•	a report of the independent public accountants for the trusts.

     The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose information to you by referring you to one or more documents filed separately with the SEC. Information that is incorporated by reference is considered to be a part of this prospectus. We incorporate by reference any future periodic reports that we file with the SEC prior to the termination of our offering for the trust certificates, and, if applicable, the statements in those reports will add to or update the information contained in this prospectus supplement, the accompanying prospectus, or in previously filed periodic reports. You should rely on the information contained in those reports if that information is different that the information contained in this prospectus supplement or in the accompanying prospectus.

     You may read and copy any notices, reports, statements or other information that we file or cause to be filed at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. You also may obtain public filings from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.

     You may obtain additional information about us, the trusts and the trust certificates on our website at www.bondtrusts.com, or by calling (800) ___-____.

$________

Bond Trust Products Trust [ ]

Pass-Through Certificates

Prospectus

Supplement

______________ __, 200_